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                         AGREEMENT AND PLAN OF REORGANIZATION

                              DATED AS OF JUNE 24, 1999

                                     BY AND AMONG

                         OMNILYNX COMMUNICATIONS CORPORATION

                                         AND

                               AXCES ACQUISITION, INC.

                                         AND

                                     AXCES, INC.

                                         AND

                               MTM HOLDINGS CORPORATION

                                       AND ITS

                              STOCKHOLDERS NAMED HEREIN



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

                                  TABLE OF CONTENTS

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
ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.1.   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . .  1
     Section 1.2.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE II

     THE MERGER AND RELATED MATTERS. . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 2.1.   Certificate of Merger. . . . . . . . . . . . . . . . . . . . . 18
     Section 2.2.   The Effective Time . . . . . . . . . . . . . . . . . . . . . . 18
     Section 2.3.   Certain Effects of the Merger. . . . . . . . . . . . . . . . . 18
     Section 2.4.   Effect of the Merger on Capital Stock. . . . . . . . . . . . . 19
     Section 2.5.   Delivery, Exchange and Payment . . . . . . . . . . . . . . . . 19
     Section 2.6.   Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERAND EACH MTM
     STOCKHOLDER JOINTLY AND SEVERALLY . . . . . . . . . . . . . . . . . . . . . . 21
     Section 3.1.   Investment Representations . . . . . . . . . . . . . . . . . . 21
     Section 3.2.   Ownership and Status of Company Capital Stock. . . . . . . . . 21
     Section 3.3.   Power of the Stockholder; Approval of the Merger . . . . . . . 21
     Section 3.4.   No Conflicts or Litigation . . . . . . . . . . . . . . . . . . 22
     Section 3.5.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 3.6.   Preemptive and Other Rights; Waiver. . . . . . . . . . . . . . 23
     Section 3.7.   Control of Related Businesses. . . . . . . . . . . . . . . . . 23

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE STOCKHOLDER AND
     THE MTM STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 4.1.   Organization . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 4.2.   Qualification. . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 4.3.   Authorization; Enforceability; Absence of Conflicts;
                    Required Consents. . . . . . . . . . . . . . . . . . . . . . . 24
     Section 4.4.   Charter Documents and Records; No Violation. . . . . . . . . . 25
     Section 4.5.   No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Section 4.6.   Company Subsidiaries . . . . . . . . . . . . . . . . . . . . . 25
     Section 4.7.   Capital Stock of the Company . . . . . . . . . . . . . . . . . 25


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     Section 4.8.   Transactions in Capital Stock. . . . . . . . . . . . . . . . . 26
     Section 4.9.   No Bonus Shares. . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 4.10.  Predecessor Status; etc. . . . . . . . . . . . . . . . . . . . 26
     Section 4.11.  Related Party Agreements . . . . . . . . . . . . . . . . . . . 26
     Section 4.12.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 4.13.  Financial Statements; Disclosure . . . . . . . . . . . . . . . 26
     Section 4.14.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . 27
     Section 4.15.  Certain Environmental Matters. . . . . . . . . . . . . . . . . 28
     Section 4.16.  Liabilities and Obligations. . . . . . . . . . . . . . . . . . 28
     Section 4.17.  Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 4.18.  Owned and Leased Real Properties . . . . . . . . . . . . . . . 29
     Section 4.19.  Owned and Leased Personal Property . . . . . . . . . . . . . . 30
     Section 4.20.  Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . 31
     Section 4.21.  Title to Other Properties. . . . . . . . . . . . . . . . . . . 33
     Section 4.22.  Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 4.23.  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . 34
     Section 4.24.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     Section 4.25.  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . 35
     Section 4.26.  Compliance With ERISA, etc.. . . . . . . . . . . . . . . . . . 37
     Section 4.27.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 4.28.  Government Contracts . . . . . . . . . . . . . . . . . . . . . 40
     Section 4.29.  Absence of Change. . . . . . . . . . . . . . . . . . . . . . . 41
     Section 4.30.  Bank Relations; Powers of Attorney . . . . . . . . . . . . . . 42
     Section 4.31.  No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB .  . . . . . . . . 43
     Section 5.1.   Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     Section 5.2.   Organization; Power. . . . . . . . . . . . . . . . . . . . . . 43
     Section 5.3.   Authorization; Enforceability; Absence of Conflicts;
                    Required Consents. . . . . . . . . . . . . . . . . . . . . . . 43
     Section 5.4.   Charter Documents. . . . . . . . . . . . . . . . . . . . . . . 44
     Section 5.5.   Capital Stock of Purchaser and Merger Sub. . . . . . . . . . . 45
     Section 5.6.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 5.7.   Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 5.8.   Compliance With Laws; No Litigation. . . . . . . . . . . . . . 46
     Section 5.9.   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 5.10.  Private Placement Memorandum . . . . . . . . . . . . . . . . . 46
     Section 5.11.  Registration and Other Rights. . . . . . . . . . . . . . . . . 46


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ARTICLE VI

     COVENANTS EXTENDING TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . . . . 47
     Section 6.1.   Access and Cooperation; Due Diligence. . . . . . . . . . . . . 47
     Section 6.2.   Conduct of Business Pending Closing. . . . . . . . . . . . . . 48
     Section 6.3.   Prohibited Activities. . . . . . . . . . . . . . . . . . . . . 49
     Section 6.4.   No Shop: Release of Directors. . . . . . . . . . . . . . . . . 50
     Section 6.5.   Notification of Certain Matters. . . . . . . . . . . . . . . . 51
     Section 6.6.   Supplemental Information . . . . . . . . . . . . . . . . . . . 51
     Section 6.7.   Cooperation in Connection With the IPO . . . . . . . . . . . . 52
     Section 6.8.   HSR Act Matters. . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE VII

     THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION. . . . . . . . . . . . 53
     Section 7.1.   The Closing and Certain Conditions . . . . . . . . . . . . . . 53
     Section 7.2.   Conditions to the Obligations of Each Party. . . . . . . . . . 54
     Section 7.3.   Conditions to the Obligations of the Company, the
                    Stockholder and the MTM Stockholders . . . . . . . . . . . . . 55
     Section 7.4.   Conditions to the Obligations of Purchaser and Merger Sub. . . 56

ARTICLE VIII

     COVENANTS FOLLOWING THE EFFECTIVE TIME. . . . . . . . . . . . . . . . . . . . 57
     Section 8.1.   Of Each Party Other Than the Company . . . . . . . . . . . . . 57
     Section 8.2.   Tax Liability. . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE IX

     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     Section 9.1.   Survival of Representations and Warranties . . . . . . . . . . 59
     Section 9.2.   Indemnification of Purchaser Indemnified Parties . . . . . . . 59
     Section 9.3.   Indemnification of Stockholder Indemnified Parties . . . . . . 60
     Section 9.4.   Conditions of Indemnification. . . . . . . . . . . . . . . . . 61
     Section 9.5.   Remedies Exclusive . . . . . . . . . . . . . . . . . . . . . . 63
     Section 9.6.   Limitations on Indemnification . . . . . . . . . . . . . . . . 63

ARTICLE X

     LIMITATIONS ON COMPETITION. . . . . . . . . . . . . . . . . . . . . . . . . . 64
     Section 10.1.  Prohibited Activities. . . . . . . . . . . . . . . . . . . . . 64
     Section 10.2.  Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     Section 10.3.  Reasonable Restraint . . . . . . . . . . . . . . . . . . . . . 65


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

     Section 10.4.  Severability; Reformation. . . . . . . . . . . . . . . . . . . 65
     Section 10.5.  Independent Covenant . . . . . . . . . . . . . . . . . . . . . 66
     Section 10.6.  Materiality. . . . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE XI

     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 11.1.  Termination of This Agreement. . . . . . . . . . . . . . . . . 66
     Section 11.2.  Liabilities in Event of Termination. . . . . . . . . . . . . . 67

ARTICLE XII

     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 12.1.  Treatment of Confidential Information. . . . . . . . . . . . . 67
     Section 12.2.  Restrictions on Transfers of Purchaser Common Stock. . . . . . 69
     Section 12.3.  Brokers and Agents . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.4.  Assignment; No Third Party Beneficiaries . . . . . . . . . . . 71
     Section 12.5.  Entire Agreement; Amendment; Waivers . . . . . . . . . . . . . 71
     Section 12.6.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 12.7.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Section 12.8.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Section 12.9.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 12.10. Exercise of Rights and Remedies. . . . . . . . . . . . . . . . 73
     Section 12.11. Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Section 12.12. Reformation and Severability . . . . . . . . . . . . . . . . . 74
     Section 12.13. Respecting the IPO . . . . . . . . . . . . . . . . . . . . . . 74
     Section 12.14. Termination of the AXCES, Inc. 401(k) Plan . . . . . . . . . . 74


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

                       AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of June 24, 1999, among OmniLynx Communications Corporation, a Delaware corporation ("PURCHASER"), AXCES Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("MERGER SUB"), AXCES, Inc., a Delaware corporation (the "COMPANY"), MTM Holdings Corporation, a Texas corporation ("STOCKHOLDER"), and the persons listed on the signature pages of this Agreement under the caption "MTM STOCKHOLDERS".

                                PRELIMINARY STATEMENTS

       The parties to this Agreement wish to effect a business combination pursuant to which:

              (1) The Company will merge with and into Merger Sub (the "MERGER") on the terms and subject to the conditions of this Agreement;

              (2) Purchaser will acquire the stock of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements entered into among the Other Founding Companies, their stockholders, Purchaser and other subsidiaries of Purchaser (collectively, the "OTHER AGREEMENTS"); and

              (3) Following the Merger, Purchaser will effect a public offering of shares of its common stock.

       The respective boards of directors of Purchaser, Merger Sub, the Company and the Stockholder have approved and adopted this Agreement to effect a transaction involving a reorganization described in Section 368 of the Code.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

       Section 1.1.   CERTAIN DEFINED TERMS.   As used in this Agreement, the
following terms have the meanings assigned to them below in this Section 1.1:

              "ACQUISITION PROPOSAL" has the meaning specified in Section 6.4.

              "AFFILIATE" means, as to any specified Person, any other Person who, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of the Person, by contract, or otherwise).

              "AGREED SETTLEMENT COSTS" means the actual out-of-pocket amounts paid by the Company to settle any Litigation shown on SCHEDULE 4.12 in order to cause an order dismissing such Litigation with prejudice to be entered, or if such Litigation is not subject to such an order being entered, an equivalent, final settlement thereof, and as to which the Purchaser has given its prior written consent to the settlement terms thereof and the amount of the settlement payment, which consent shall not be unreasonably withheld.

              "AGREEMENT" means this Agreement, including all attached Schedules, Addenda, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

              "ALLOWABLE NEW INDEBTEDNESS" shall mean Indebtedness incurred by the Company (i) not exceeding the principal amount of $3,000,000 in the aggregate, (ii) bearing interest at not greater than the prime rate of interest, as quoted by THE WALL STREET JOURNAL, plus 3%, (iii) incurred not more than 30 days prior to the Closing, (iv) which is solely used to fund distributions to the Stockholder allowed under Section 6.3(c), (v) which may be repaid following the IPO Closing Date without penalty, and
       (vi) the principal and all accrued interest of which is due and payable not more than one year from the date of incurrence thereof.

              "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in New York, New York or Houston, Texas are authorized or obligated to close.

              "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

              "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in the corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in the Entity.

              "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company, the wages, salaries, cash bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company to that employee or other natural person.

              "CEILING AMOUNT" means an amount equal to (i) the sum of (a) the aggregate number of shares of Purchaser Common Stock issued to the Stockholder as part of the Merger Consideration, plus (b) the aggregate number of shares of Purchaser Common Stock that would be issuable if all Purchaser Preferred Stock issued to the Stockholder as part of the Merger Consideration was converted on the IPO Closing Date into Purchaser Common Stock in accordance with the provisions thereof, times (ii) the IPO Price.

              "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980, as amended.

              "CERTIFICATE OF MERGER" means: the certificate of merger respecting the Merger which contains the information required by the DGCL to effect the Merger.

              "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of the Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of the Entity, and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the Entity's Capital Stock or of any rights in respect of the Entity's Capital Stock.

              "CLAIM NOTICE" has the meaning specified in Section 9.4.

              "CLOSING" has the meaning specified in Section 7.1(a).

              "CLOSING DATE" means the date of the Closing.

              "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by Purchaser for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in
       Article VII.

              "CLOSING PRICE" shall mean the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Purchaser Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Purchaser Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by Purchaser for that purpose.

              "CODE" means the Internal Revenue Code of 1986, as amended.

              "COMPANY COMMITMENT" has the meaning specified in Section 4.22.

              "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

              "COMPANY DEFERRED TAX LIABILITY" shall mean the deferred tax liability of the Company as shown on the Current Balance Sheet.

              "COMPANY ERISA BENEFIT PLAN" has the meaning specified in Section 4.25(d).

              "COMPANY ERISA PENSION PLAN" has the meaning specified in Section 4.25(d).

              "COMPANY ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code, or any "controlled group" as defined in Section 4001(a)(14) of ERISA, of which the Company is a member.

              "COMPANY WORKING CAPITAL" shall mean the working capital of the Company as determined in accordance with GAAP.

              "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from designs, reports, investigations, research, testing, development, work-in-progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and any other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

              "COUNSEL FOR PURCHASER AND MERGER SUB" means Porter & Hedges,
       L.L.P.

              "COUNSEL FOR THE COMPANY, THE STOCKHOLDER AND THE MTM STOCKHOLDERS" means Verner, Liipfert, Bernhard, McPherson and Hand Chartered.

              "CURRENT BALANCE SHEET" means the unaudited balance sheet of the Company at March 31, 1999, which is included in the Initial Financial Statements.

              "CURRENT BALANCE SHEET DATE" means March 31, 1999.

              "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

              "CURRENT MARKET PRICE" means (i) the average of the daily Closing Prices of the Purchaser Common Stock for the 20 consecutive Trading Days immediately preceding the date of determination thereof, or (ii) if the Purchaser Common Stock is not listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotations National Market System or in the over-the-counter market, the Fair Market Value.

              "DAMAGE" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable and necessary or appropriate fees and actual expenses of and disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature of, that Person.

              "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

              "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

              "DGCL" means the General Corporation Law of the State of Delaware.

              "EFFECTIVE TIME" has the meaning specified in Section 2.2.

              "ELECTION PERIOD" has the meaning specified in Section 9.4(b).

              "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company.

              "EMPLOYMENT AGREEMENT" means at any time (a) any agreement to which the Company is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) any agreement between the Company and any Person which arises from the sale of a business by that Person to the Company or and limits that Person's competition with the Company.

              "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

              "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons or hydrochlorofluorocarbons).

              "ERISA" means the Employee Retirement Income Security Act of 1974.

              "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years prior to that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

              "ERISA AFFILIATE PENSION PLAN" has the meaning specified in
       Section 4.25(d).

              "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

              "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

              "EXCESS TAX OBLIGATIONS" has the meaning specified in Section 8.2.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FAIR MARKET VALUE" shall mean the fair value of the Purchaser Common Stock as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of Purchaser or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors or such committee, available to make such determination, as determined in good faith by the Board of Directors of Purchaser or such committee. Any determination of Fair Market Value by an investment banking or appraisal firm, the Board of Directors or a committee thereof shall be conclusive and described in a board resolution.

              "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not the prospectus so furnished to the Underwriter is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so furnished to the Underwriter will be the "FINAL PROSPECTUS."

              "FINANCIAL STATEMENTS" means the Initial Financial Statements and any subsequent financial statements of the Company delivered to Purchaser prior to the Effective Time pursuant to Section 6.6.

              "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been or are applied on a basis consistent with the most recent audited Financial Statements delivered to Purchaser prior to the Effective Time.

              "GENERAL RELEASE" means the general release of the Company to be executed at or before, and delivered to Purchaser and the Company at, the Closing, effective as of the Effective Time, by the Stockholder and each MTM Stockholder, which general release shall be in the form of the attached EXHIBIT 1.1-A, with its blanks appropriately completed.

              "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

              "GOVERNMENTAL AUTHORITY" means any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

              "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, order, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any

       Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

              "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise representing liability for any obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect,
       (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the other Person's obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment, or
       (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; PROVIDED, HOWEVER, that the term "GUARANTY" excludes endorsements for collection or deposit in the ordinary course of the endorser's business.

              "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

              "IMMEDIATE FAMILY MEMBER" means at any time: (a) with respect to a natural person, any child or grandchild or spouse of such natural person at that time, or any child of such natural person's spouse; and (b) with respect to an Entity which has as an ultimate beneficial owner one or more natural persons, or a natural person and his spouse, any child or grandchild or spouse at that time (if not then an ultimate beneficial owner of the Entity), or any child of the spouse, of the ultimate beneficial owner or owners of the Entity (for purposes hereof, child or grandchild includes those by blood or legal adoption).

              "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases, or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed the liability or otherwise become liable for its payment, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

              "INDEMNITY NOTICE" has the meaning specified in Section 9.4(e).

              "INDEMNIFIED PARTY" has the meaning specified in Section 9.4(b).

              "INDEMNIFYING PARTY" has the meaning specified in Section 9.4(b).

              "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and
       (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

              "INITIAL FINANCIAL STATEMENTS" means (a) the audited balance sheets of the Company at December 31, 1998, 1997 and 1996 and the related audited statements of income, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1998, together with the related audit report of Pannell Kerr Forster of Texas, P.C. and (b) the Current Balance Sheet and the related unaudited statements of income stockholders' equity and cash flows for the three month period ended on the Current Balance Sheet.

              "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person, either generally or under specific contingencies, between that Person and any other Person.

              "IPO" means the first time after May 1, 1999 a registration statement filed under the Securities Act and respecting a primary offering by Purchaser of shares of Purchaser Common Stock is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by Purchaser.

              "IPO CLOSING DATE" means the date on which Purchaser first receives payment for the shares of Purchaser Common Stock it sells to the Underwriter in the IPO.

              "IPO PRICE" means the price per share of Purchaser Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

              "IPO PRICING DATE" means the date, if any, on which Purchaser and the Underwriter agree in the Underwriting Agreement to the price per share of Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of Purchaser Common Stock from Purchaser on the IPO Closing Date.

              "IRS" means the Internal Revenue Service.

              "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom), in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "ADVERSE CLAIM" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

              "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

              "MATERIAL" means, as applied to any specified Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of the specified Entity and its Subsidiaries considered as a whole.

              "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company (or after the Effective Time the Surviving Corporation and its Subsidiaries, if any, considered as a whole), that such fact or circumstance has caused, is causing or can reasonably be expected to cause, directly or indirectly, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

              "MATERIAL AGREEMENT" of an Entity means any contract or agreement
       (a) to which the Entity or any of its Subsidiaries is a party, or by which the Entity or any of its Subsidiaries is bound or to which any property or assets of the Entity or any of its Subsidiaries is subject and (b) which is Material to the Entity.

              "MERGER CONSIDERATION" has the meaning specified in Section
       2.4(a).

              "MERGER SUB" means AXCES Acquisition, Inc., a Delaware corporation.

              "MERGER SUB COMMON STOCK" means the common stock, par value $1.00 per share, of Merger Sub.

              "MINIMUM WORKING CAPITAL AMOUNT" means an amount equal to (i) the sum of $600,000 plus the Recent Operating Profits, minus (ii) the amount of any cash generated from Recent Operating Profits used to pay Agreed Settlement Costs.

              "MOODY'S" means Moody's Investors Service, Inc.

              "MTM STOCKHOLDERS" means Michael Avignon, Michael Macaluso and Timothy Till.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
       Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

              "OPERATING PROFITS" means the net income plus non-cash expenses of the Company determined in accordance with GAAP.

              "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

              "OTHER AGREEMENTS" has the meaning specified in the Preliminary Statements in this Agreement.

              "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company, or to which the Company contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company, including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company, but excluding all Company ERISA Pension Plans and Employment Agreements.

              "OTHER FOUNDING COMPANIES" has the meaning specified in the Preliminary Statements in this Agreement.

              "OTHER TRANSACTION DOCUMENTS" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

              "PARTIES" means the parties to this Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation.

              "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom):
       (a) Liens for Taxes if the same are not at the time due and delinquent;
       (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, Services Contracts, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially diminish the value of the surface estate or interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in SCHEDULE 4.19 or any lease that, under GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in SCHEDULE 4.18 or
       4.19 so long as the Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

              "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

              "PLAN" has the meaning specified in Section 4.26(a).

              "PRIVATE PLACEMENT MEMORANDUM" means the Purchaser Private Placement Memorandum dated as of June 22, 1999, relating to the offer of Purchaser Common Stock, the Purchaser Preferred Stock and cash in connection with the Merger.

              "PROHIBITED TRANSACTION" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

              "PROPERTY, PLANT AND EQUIPMENT" means at any time any property that then would be included and classified as property, plant and equipment on a consolidated balance sheet, prepared in accordance with GAAP, of the Company.

              "PROPORTIONATE DEFERRED TAX LIABILITY" shall mean, with respect to each MTM Stockholder, such MTM Stockholder's proportionate part of the Company Deferred Tax Liability.

              "PROPRIETARY RIGHTS" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Uniform Resource Locators, Web addresses, sites and domain names, (ix) any similar, corresponding or equivalent rights to any of the foregoing, and (x) all documentation related to any of the foregoing, that are used in and/or necessary to the conduct of the Company's business as it currently is conducted or is currently contemplated by the Company to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

              "PRO RATA SHARE" means for each MTM Stockholder the fraction expressed as a percentage and set forth in SCHEDULE 2.4, (a) the numerator of which is the number of shares of outstanding common stock of the Stockholder owned by that MTM Stockholder, as set forth in SCHEDULE 2.4, and (b) the denominator of which is the total number of shares of outstanding common stock of the Stockholder owned by all MTM Stockholders, as set forth in SCHEDULE 2.4.

              "PURCHASER" means OmniLynx Communications Corporation, a Delaware corporation.

              "PURCHASER ACQUISITION CANDIDATE" means any Entity which shall have been called on by any of the Company, Purchaser or a Subsidiary of the Company or Purchaser in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

              "PURCHASER COMMON STOCK" means the common stock, par value $.0001 per share, of Purchaser.

              "PURCHASER INDEMNIFIED LOSS" has the meaning specified in Section 9.2(a).

              "PURCHASER INDEMNIFIED PARTY" means Purchaser and its Affiliates and each of their respective officers, directors, employees, agents and counsel; PROVIDED, HOWEVER, that none of the Stockholder or any MTM Stockholder will be a Purchaser Indemnified Party for purposes of this Agreement, notwithstanding that the Stockholder or any MTM Stockholder is a Purchaser Indemnified Party for purposes of one or more of the Other Agreements.

              "PURCHASER PREFERRED STOCK" means the Series B Convertible, Redeemable Preferred Stock, par value $.0001 per share, of Purchaser, the relative preferences, rights and limitations of which will be substantially as set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series B 8% Cumulative Convertible Preferred Stock Par Value $.0001 Per Share, of OmniLynx Communications Corporation attached hereto as EXHIBIT 1.1-B.

              "PURCHASER STOCK" means the Purchaser Common Stock and the Purchaser Preferred Stock.

              "QUALIFIED PLANS" has the meaning specified in Section 4.26(b).

              "RECENT OPERATING PROFITS" means the Operating Profits of the Company for the period from May 1, 1999 until the Closing Date.

              "REGISTERED PROPRIETARY RIGHTS" means all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Proprietary Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority, that are used in and/or necessary to the conduct of the Company's business as it currently is conducted or is currently contemplated by the Company to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

              "REGISTRATION STATEMENT" means the registration statement (including (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto) filed by Purchaser with the SEC to register shares of Purchaser Common Stock under the Securities Act for public offering and sale in the IPO.

              "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, to which the Company is a party or is bound or by which any property of the Company is bound or may be subject and (a) to which the Stockholder or any of the Stockholder's Related Persons or Affiliates also is a party, (b) of which the Stockholder or the Stockholder's Related Persons or Affiliates is a beneficiary, or (c) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

              "RELATED PERSON" of the Stockholder means: (a) if the Stockholder is a natural person, (i) any Immediate Family Member of the Stockholder,
       (ii) any Estate of the Stockholder or any Immediate Family Member of the Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Immediate Family Members of the Stockholder, and (iv) any Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder; and (b) if the Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in the Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the Stockholder, or (iii) any other Entity the entire equity interest in which is owned by any one or more of the Stockholder and Immediate Family Members of the Stockholder. As used in this definition, "ESTATE" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction,
       (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that person's estate.

              "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of that Person's directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

              "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in
       Section 4043(b) or 4043(c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan,
       (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code, or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

              "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

              "RESPONSIBLE OFFICER" means either Michael Avignon or Michael Macaluso.

              "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by the Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of the Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of the Entity or any Affiliate of the Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of the Entity or any of its Affiliates.

              "RETURNS" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

              "SEC" means the Securities and Exchange Commission.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SERVICES CONTRACT" means any written or oral contract, subcontract or other agreement under which the Company is or may become obligated to provide services to or for any Person.

              "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

              "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in
       Section 9.3.

              "STOCKHOLDER INDEMNIFIED PARTY" means (a) the Stockholder and each of the Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or Purchaser or any of its Subsidiaries, if the Stockholder is an Affiliate of Purchaser), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

              "SUBSIDIARY" of any specified Person means at any time, any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

              "SUPPLEMENTAL INFORMATION" has the meaning specified in
       Section 6.6.

              "SURVIVING CORPORATION" means Merger Sub, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

              "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

              "TAX LIABILITY" means the amount of any federal income tax liability of the Company, the Stockholder or the MTM Stockholders resulting from the taxable profits of the Company for the period beginning January 1, 1999, and ending on the Closing Date, including without limitation any built-in gains tax under Section 1374 of the Code or any similar corporate level tax imposed on the Company by any taxing authority.

              "TAX LIABILITY RESERVE AMOUNT" means the amount of any (i) unsecured credit available to Purchaser on any day from its existing credit agreements, (ii) cash on hand, and (iii) holdings of debt or equity securities readily tradeable on an established market and cash equivalents such as certificates of deposit and money market shares.

              "TAXING AUTHORITY" means any Governmental Authority having or exercising jurisdiction with respect to any Tax.

              "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA, or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

              "TERRITORY" has the meaning specified in Section 10.1(a).

              "THIRD PARTY CLAIM" has the meaning specified in Section 9.4(b).

              "THRESHOLD AMOUNT" means $200,000.

              "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the securities exchange or in the securities market applicable to the Purchaser Common Stock, or if there is no applicable securities exchange or market, on the New York Stock Exchange.

              "TRANSACTION DOCUMENTS" means this Agreement, the Certificate of Merger, the General Release and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

              "TRANSFER TAXES" has the meaning specified in Section 12.7.

              "UNDERWRITER" means, collectively, (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and
       (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

              "UNDERWRITING AGREEMENT" has the meaning specified in
       Section 7.2(a)(iii).

              "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

              "WORKING CAPITAL" means the working capital of the Company determined in accordance with GAAP; provided that for purposes of making such determination, the Allowable New Indebtedness and the proceeds thereof shall not be included therein.

              "YEAR 2000 COMPLIANT" means a product's ability to record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) September 9, 1999 and January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such product's ability to record, store, process, calculate and present calendar dates on or before September 8, 1999 and December 31, 1999, or calculate any information dependent on or relating to such dates.

       Section 1.2. DEFINITIONS. Capitalized terms used in this Agreement but not defined in Section 1.1 have the meanings assigned to them in the Preliminary Statements or elsewhere in this Agreement, as the case may be.

                                      ARTICLE II

                            THE MERGER AND RELATED MATTERS

       Section 2.1. CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Delaware.

       Section 2.2.   THE EFFECTIVE TIME.  The effective time of the Merger
(the "EFFECTIVE TIME") will be the time specified in the Certificate of Merger or, if the Certificate of Merger does not specify another time, on filing of the Certificate of Merger.

       Section 2.3.   CERTAIN EFFECTS OF THE MERGER.  At and as of the
Effective Time, (a) the Company will be merged with and into Merger Sub in accordance with the provisions of the DGCL, (b) the Company will cease to exist as a separate legal Entity, (c) Merger Sub will be the Surviving Corporation and, as such, will, all with the effect provided by the DGCL, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Merger Sub and (ii) be governed by the laws of the State of Delaware, (d) the Charter Documents of Merger

Sub then in effect will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, provided the name of the Surviving Corporation will be changed to "AXCES, Inc.," (e) the initial board of directors of the Surviving Corporation will be the Persons named in
SCHEDULE 2.3, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Delaware and the Charter Documents of the Surviving Corporation, and (f) the officers of the Surviving Corporation immediately following the Merger will be as set forth in SCHEDULE 2.3, and each of the Persons so designated in
SCHEDULE 2.3 will serve in each office specified for that Person in SCHEDULE 2.3, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

       Section 2.4. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

              (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.4(b) below) will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of whole and fractional shares of Purchaser Common Stock and Purchaser Preferred Stock set forth or determined as provided in SCHEDULE 2.4 (the "MERGER CONSIDERATION"),
       (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

              (b) each share of Company Common Stock held in the treasury of the Company will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

              (c) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, $1.00 par value per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time (other than the shares referred to in Section 2.4(b) above) will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration.

       Section 2.5.   DELIVERY, EXCHANGE AND PAYMENT.

              (a) At or after the Effective Time: (i) the Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of its certificates to Purchaser (or any agent which may be appointed by Purchaser for purposes of this Section 2.5), receive, and Purchaser will pay and issue to the Stockholder, in each case subject to the provisions of Section 2.6, the Merger
       Consideration; and (ii) until any certificate representing Company
       Common Stock has been surrendered and replaced pursuant to this
       Section 2.5, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of Purchaser Common Stock and Purchaser Preferred Stock included in the Merger
       Consideration payable in respect of that certificate pursuant to
       Section 2.4. All shares of Purchaser Common Stock and Purchaser Preferred Stock issuable in the Merger will be deemed for all purposes to have been issued by Purchaser at the Effective Time.

              (b) The Stockholder will deliver to Purchaser (or any agent that may be appointed by Purchaser for purposes of this Section 2.5), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by it, or accompanied by stock powers duly executed by it in blank, and with all necessary transfer tax and other revenue stamps, acquired at its expense, affixed and canceled. The Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by it.

              (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to Purchaser Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of Purchaser Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, Purchaser will cause to be paid, to the Person in whose name the certificates representing such shares of Purchaser Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of Purchaser Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to
       Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, Purchaser will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of Purchaser Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

       Section 2.6. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of Purchaser Stock will be issued, and if the Stockholder is otherwise entitled to receive a fractional share of Purchaser Stock but for this Section 2.6, it will instead be entitled to receive a whole share in lieu thereof.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
                    AND EACH MTM STOCKHOLDER JOINTLY AND SEVERALLY

       Each MTM Stockholder, severally with respect to representations relating to him and jointly and severally with the Stockholder with respect to representations relating to the Stockholder, and the Stockholder, with respect to representations relating to the Stockholder, represents and warrants to Purchaser that all the following representations and warranties in this
Article III are true and correct:

       Section 3.1. INVESTMENT REPRESENTATIONS. (i) The Stockholder will be acquiring the shares of Purchaser Stock to be issued to it pursuant to Section
2.4 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) neither the Stockholder nor such MTM Stockholder is a party to any agreement or other arrangement for the disposition of any shares of Purchaser Stock other than this Agreement;
(iii) unless otherwise specified on Schedule 3.1, the Stockholder and such MTM Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) the Stockholder and such MTM Stockholder (A) is able to bear the economic risk of the Stockholder's investment in the Purchaser Stock to be acquired by it pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Purchaser Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of Purchaser concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of Purchaser and the plans for the operations of the business of Purchaser, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to its satisfaction; and

       Section 3.2. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner of all of the issued and outstanding shares of Company Capital Stock free and clear of all Liens. No Derivative Securities of the Company are outstanding and there are no contracts, agreements or plans obligating the Company to issue any Derivative Securities.

       Section 3.3.   POWER OF THE STOCKHOLDER; APPROVAL OF THE MERGER.

              (a) The Stockholder and such MTM Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder or such MTM Stockholder is a party and to perform the Stockholder's and such MTM Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder and such MTM Stockholder are a party. This Agreement constitutes, and each such other Transaction Document, when executed and delivered by the Stockholder and such MTM Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder and such MTM Stockholder, enforceable against the Stockholder and such MTM Stockholder in accordance with its terms, except as their enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Stockholder and such MTM Stockholder have, in accordance with all applicable Governmental Requirements and, with respect to the Stockholder, its Charter Documents, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by the Stockholder and such MTM Stockholder of this Agreement and the other Transaction Documents to which the Stockholder and such MTM Stockholder are a party.

              (b) The Stockholder has voted all the shares of Company Capital Stock owned by it and entitled to a vote or votes on the consummation of the Merger, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

       Section 3.4. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder and such MTM Stockholder of this Agreement and the other Transaction Documents to which the Stockholder and such MTM Stockholder are or will be a party do not and will not (a) violate any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder or such MTM Stockholder is a party or by which the Stockholder, such MTM Stockholder or any of the shares of Company Capital Stock owned by the Stockholder is bound,
(c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder and such MTM Stockholder, threatened to which the Stockholder or such MTM Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's or such MTM Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder and such MTM Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder and such MTM Stockholder or (ii) Damages in connection with any consummation by the Stockholder and such MTM Stockholder of the transactions contemplated by this Agreement.

       Section 3.5. NO BROKERS. Neither the Stockholder nor such MTM Stockholder has, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or
(b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

       Section 3.6. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of Purchaser Stock as a result of the Merger or to acquire Purchaser Stock pursuant to any written option or warrant granted by Purchaser to the Stockholder, the Stockholder and such MTM Stockholder either (a) does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or Purchaser Stock or (b) hereby irrevocably waives each such right of that type the Stockholder or such MTM Stockholder has or may have.

       Section 3.7. CONTROL OF RELATED BUSINESSES. Except as accurately set forth in SCHEDULE 3.7, neither the Stockholder nor such MTM Stockholder is, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with the Company.

                                      ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF
                THE COMPANY, THE STOCKHOLDER AND THE MTM STOCKHOLDERS

       The Company and the Stockholder jointly and severally represent and warrant to, and agree with, and each MTM Stockholder severally with respect to themselves but jointly and severally with the Company and the Stockholder, represents and warrants to, and agrees with, Purchaser that all the following representations and warranties in this Article IV are true and correct:

       Section 4.1.   ORGANIZATION.

              (a) The Organization State of the Company is the State of Delaware, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State and (ii) has the corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted; and

              (b) the authorized Capital Stock of the Company is comprised of 1,000 shares of Company Common Stock, of which 1,000 shares have been issued and are now outstanding, no shares are held by the Company as treasury shares and no outstanding Derivative Securities of the Company exist.

       Section 4.2. QUALIFICATION. SCHEDULE 4.2 accurately lists all the jurisdictions in which the Company is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted. The Company does not own, lease or operate property or carry on any business in any jurisdiction not listed in SCHEDULE 4.2.

       Section 4.3. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS.

              (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and all applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and all applicable Governmental Requirements of the Organization State.

              (b)     This Agreement has been, and each of the other
       Transaction Documents to which the Company is or will be a party, when executed and delivered to Purchaser (or, in the case of the Certificate of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party do not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of the Company,
       (B) any Governmental Requirement applicable to the Company or (C) except as set forth in SCHEDULE 4.3, any Material Agreement of the Company,
       (ii) except as set forth in SCHEDULE 4.3, result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of the Company or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require the Company to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of the Company (or upon revenues, income or profits of the Company therefrom),
       (iv) except as set forth in SCHEDULE 4.3, result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by the Company at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law, or (v) except as set forth in SCHEDULE 4.3, entitle any Person other than the Company to revoke, cancel, suspend or materially modify any Company Commitment.

              (d) Except for (i) the filing of the Certificate of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by the Company for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby and no approvals or consents of third Persons are necessary to consummate the transactions contemplated hereby.

       Section 4.4. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other records of the Company to be delivered or otherwise made available to Purchaser. No breach or violation of any Charter Document of the Company has occurred and is continuing.

       Section 4.5. NO DEFAULTS. No act or omission by the Company has occurred, and to the knowledge of the Company, the MTM Stockholders and the Stockholder, no other condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of the Company, or a representative of the holder, to accelerate the maturity, or require a mandatory prepayment of that Indebtedness or Guaranty, or affords the holder or its representative, or any beneficiary of that Guaranty, the right to require the Company to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part,
(b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of any of the Company (or upon revenues, income or profits of the Company therefrom), or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by the Company.

       Section 4.6.   COMPANY SUBSIDIARIES.   The Company does not own, and has
never owned, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity.

       Section 4.7. CAPITAL STOCK OF THE COMPANY. All the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of its Organization State and Charter Documents and are fully paid and nonassessable. The Company has not issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable federal or state securities laws, any statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company it holds (to the extent those shares afford their holder any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company.

       Section 4.8. TRANSACTIONS IN CAPITAL STOCK. Except as accurately set forth in SCHEDULE 4.8: (a) the Company has no fixed or contingent obligation to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and (b) no transaction has been effected, and no action has been taken, respecting the equity ownership of the Company, in either case in contemplation of the transactions described in this Agreement.

       Section 4.9.   NO BONUS SHARES.  Except as accurately set forth in
SCHEDULE 4.9, no outstanding share of Capital Stock of the Company was issued for less than its fair market value at the time of its issuance or was issued in exchange for any consideration other than cash.

       Section 4.10. PREDECESSOR STATUS; ETC. SCHEDULE 4.10 accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company including the names of any Entities from which the Company previously acquired material assets. Except as accurately disclosed in SCHEDULE 4.10, the Company has not been a Subsidiary or division of another corporation or a part of an acquisition that was later rescinded.

       Section 4.11.  RELATED PARTY AGREEMENTS.  Except as set forth in
SCHEDULE 4.11, each Related Party Agreement in effect on the date of this Agreement will have been terminated as of the IPO Closing Date, and no Related Party Agreement will exist then or thereafter.

       Section 4.12. LITIGATION. Except as accurately disclosed in SCHEDULE 4.12, no Litigation is pending or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, threatened to which the Company is or may become a party.

       Section 4.13.  FINANCIAL STATEMENTS; DISCLOSURE.

              (a)     FINANCIAL STATEMENTS.  Except as accurately disclosed in
       SCHEDULE 4.13, the Financial Statements (including in each case the related Sections and notes) delivered to Purchaser by the Company present fairly, in all material respects, the financial position of the Company at the respective dates of the balance sheets included therein and the results of its operations and its cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP (except in the case of unaudited statements for the omission of footnotes and normal year end audit adjustments). As of the date of each balance sheet included in all previously delivered Financial Statements, the Company did not have any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, Tax assessments or forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

              (b) DISCLOSURE. To the knowledge of the Company, the MTM Stockholders and the Stockholder:

                      (1) all Information (other than financial budgets and projections) that (A) is set forth in the Schedules hereto,
              (B) has been delivered to Purchaser by or on behalf of the Company pursuant to an express requirement of this Agreement, or (C) has been furnished to Purchaser by or on behalf of the Company and included in the Registration Statement under the captions "THE COMPANY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS," "MANAGEMENT," and "CERTAIN TRANSACTIONS" in any prospectus forming a part of the Registration Statement is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which the statements were made; and

                      (2) all financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to Purchaser pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to Purchaser in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and reasonably foreseeable business conditions of the Company and represented and will represent management's good faith estimate of the projected financial performance of the Company based on the information available to the Responsible Officer at the time so furnished (it being acknowledged by Purchaser that the budgets and projections referred to in this clause (ii) are derived from judgments made by the Company's management and are only estimates of future results based on assumptions made at the time of their preparation, and that there can be no assurance that the budgets or projections will be obtained or maintained or that actual results will not be different from those budgeted or projected).

       Section 4.14.  COMPLIANCE WITH LAWS.

              (a) Except as accurately disclosed in SCHEDULE 4.14, (i) the Company possesses all necessary licenses, registrations and qualifications required for the conduct of its business, and (ii) to the knowledge of the Stockholder, the MTM Stockholders, and the Company, the Company is in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. The Company has identified in SCHEDULE 4.14 all the Governmental Approvals it possesses. To the knowledge of the Company, the Stockholder and the MTM Stockholders, all the Governmental Approvals identified in SCHEDULE 4.14, are valid. Except as accurately disclosed in SCHEDULE 4.14, the Company has not received any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

              (b)     Except as accurately disclosed in SCHEDULE 4.14, the
       Company: (i) has been and continues to be in compliance in all material respects with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA and Environmental Laws and (ii)(A) the Company has not received any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance by the Company with any Governmental Requirements and (B) to the knowledge of the Company, the MTM Stockholders and the Stockholder, no condition or state of facts exists which would provide a valid basis for any such assertion.

       Section 4.15. CERTAIN ENVIRONMENTAL MATTERS. Except as accurately disclosed in SCHEDULE 4.15: (a) to the knowledge of the Company, the MTM Stockholders and the Stockholder, the Company has complied, and remains in compliance, with the provisions of all Environmental Laws applicable to it or any of its presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company of all sites presently owned or operated by it where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in the applicable Environmental Laws) at, from, in or on any site owned or operated by the Company has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if the release had not occurred; (c) the Company has not transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any valid claim against the Company, Purchaser or Merger Sub, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist, or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, have existed, on or under any of the properties owned or operated by the Company from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided Purchaser with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on its behalf, or which otherwise are in the possession, of the Company respecting any facility, site or other property now or previously owned or operated by the Company.

       Section 4.16. LIABILITIES AND OBLIGATIONS. SCHEDULE 4.16 accurately lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of the Company which exceed or reasonably could be expected to exceed $25,000 and which (a) are not otherwise reflected on SCHEDULE 4.12, (b) had been incurred prior to the Current

Balance Sheet Date, but are not reflected on the Current Balance Sheet, or
(c) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of the Company, in each case other than (i) obligations and liabilities of the Company in respect of the Company Commitments, (ii) obligations and liabilities of the Company in respect of each Company ERISA Benefit Plan, and (iii) obligations and liabilities of the Company set forth in the Sections hereto. SCHEDULE 4.16 also accurately lists and describes, for the Company: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether the Stockholder or Related Person or Affiliate of the Stockholder is a Person whose obligation is covered by that Guaranty, and
(b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company, the nature of the security, and (ii) if that item is covered in whole or in part by a Guaranty of the Stockholder or any Related Person or Affiliate of the Stockholder, the name of the guarantor.

       Section 4.17. RECEIVABLES. Except as accurately set forth in SCHEDULE 4.17, all the accounts and notes or other advances receivable of the Company reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Company's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

       Section 4.18.  OWNED AND LEASED REAL PROPERTIES.

              (a) SCHEDULE 4.18 accurately lists and correctly describes in all material respects: (i) all real properties owned by the Company and, for each of those properties, its address, the type and square footage of each structure located thereon and the nature of its use in the business of the Company; (ii) all real properties of which the Company is the lessee and, for each of those properties, its address, the type and square footage of each structure located thereon which the Company is leasing, the annual rental rate, the expiration date of its lease and the use made of the leased property in the business of the Company; and
       (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by the Stockholder or any of its Related Persons or Affiliates (other than the Company).

              (b) The Company has provided Purchaser with true, complete and correct copies of all title reports and title insurance policies owned or in the possession of the Company and relating to any of the real properties identified in SCHEDULE 4.18 as being owned. Except as accurately set forth in that Section or those reports and policies, and except for Permitted Liens, the Company owns in fee, and has good, valid and indefeasible title to, free and clear of all Liens, each property listed in that Section as being owned.

              (c) The Company has provided Purchaser with true, correct and complete copies of all leases under which the Company is leasing each of the real properties listed in SCHEDULE 4.18 as being leased, and, except as accurately set forth in SCHEDULE 4.18, (i) each of the listed leases is, to the knowledge of the Company, the MTM Stockholders, and the

       Stockholder, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company.

              (d) The fixed assets of the Company are affixed only to one or more of the real properties listed in SCHEDULE 4.18 and, except as accurately set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

              (e) The Company has accurately described, in all material respects, in SCHEDULE 4.18 all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Company has made any expenditure in the two-year period prior to the date of the Agreement in excess of $25,000, or which if pursued by the Company would require additional capital expenditures in excess of $25,000.

       Section 4.19.  OWNED AND LEASED PERSONAL PROPERTY.

              (a) SCHEDULE 4.19 accurately lists, in all material respects, all machinery, equipment and other personal property included in the Property, Plant and Equipment owned and leased by the Company, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by the Stockholder or any of its Related Persons or Affiliates (other than the Company).

              (b) Except as accurately set forth in SCHEDULE 4.19 and except for Permitted Liens, the Company has good, valid and indefeasible title to, free and clear of all Liens, each asset listed in that Section as being owned, free and clear of all Liens.

              (c) The Company has provided Purchaser with true, correct and complete copies of all leases under which the Company is leasing each of the properties listed in SCHEDULE 4.19 as being leased and all leases referred to in SCHEDULE 4.21 and, except as accurately set forth in
       SCHEDULE 4.19, (i) each of those leases is, to the knowledge of the Company, the MTM Stockholders and the Stockholder, valid and binding on the lessor party thereto, and (ii) the Company has not sublet any of the leased property to any other Person.

              (d) Except as accurately set forth in SCHEDULE 4.19, all items of machinery, equipment and other personal property listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

       Section 4.20.  PROPRIETARY RIGHTS.

              (a) SCHEDULE 4.20(a) lists all Proprietary Rights and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Proprietary Rights.

              (b)     Except as set forth in SCHEDULE 4.20(b), the Company
       (i) owns or has the legal right to use all Proprietary Rights, including all Proprietary Rights licensed to the Company, that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company, (ii) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (iii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

              (c) To the extent that any Proprietary Rights have been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Proprietary Rights by operation of law or by valid assignment.

              (d) Except as set forth in SCHEDULE 4.20(d), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any of the Proprietary Rights to any other person.

              (e) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in SCHEDULE 4.20(e) include all contracts, licenses and agreements to which the Company is a party with respect to any Proprietary Rights. No person who has licensed Proprietary Rights to the Company has ownership rights or license rights to improvements made by the Company in such Proprietary Rights which have been licensed to the Company.

              (f) SCHEDULE 4.20(f) lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Proprietary Rights of any person other than the Company.

              (g) The operation of the business of the Company as it currently is conducted or is currently contemplated by the Company to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Proprietary Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Proprietary Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

              (h) Each item of Registered Proprietary Rights is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Proprietary Rights have been paid and all necessary documents and certificates in connection with such Registered Proprietary Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Proprietary Rights.

              (i) There are no contracts, licenses or agreements between the Company and any other person with respect to Proprietary Rights under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

              (j) Except as set forth in SCHEDULE 4.20(j), to the knowledge of the Company, the MTM Stockholders and the Stockholder, no person is infringing or misappropriating any of the Proprietary Rights.

              (k) The Company has taken commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

              (l) No Proprietary Rights or product, technology or service of the Company are subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Proprietary Rights.

              (m) To the Company's, the MTM Stockholders' and the Stockholder's knowledge, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

              (n) The Company neither manufacturers nor sells products the functionality of which is dependent upon such products being Year 2000 Compliant. The Company's internal computer and technology products and systems are Year 2000 Compliant.

       Section 4.21. TITLE TO OTHER PROPERTIES. In each case, free and clear of all Liens except for Permitted Liens and as accurately set forth in SCHEDULE 4.21, the Company has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Company.

       Section 4.22.  COMMITMENTS.

              (a) In SCHEDULE 4.22(a), the Company has completely and accurately listed each of the following (each a "COMPANY COMMITMENT") to which the Company is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

                      (i) each partnership, joint venture or cost-sharing agreement;

                      (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

                      (iii) each instrument, agreement or other obligation
              evidencing or relating to Indebtedness of the Company or to money lent or to be lent to another Person;

                      (iv)  each contract to purchase or sell real property;

                      (v) each Services Contract for which either the contract price or the cost of performance will or could reasonably be expected to exceed $25,000 (each a "MATERIAL SERVICES CONTRACT"), except Service Contracts with Company customers for providing long distance service;

                      (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

                      (vii) each agreement (other than Services Contracts
              and routine purchase orders or purchase order acknowledgments issued or received in the ordinary course of business) for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

                      (viii) each contract containing any noncompetition
              agreement, covenant or undertaking; or

                      (ix) each other agreement or commitment not made in the ordinary course of business that is Material to the Company.

       True, correct and complete copies of all written Company Commitments, and true, correct and complete written descriptions of all oral Company Commitments, have been delivered or made available to Purchaser. Except as accurately set forth in SCHEDULE 4.22(a): (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment which is Material to the Company by the Company or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to any Company Commitment which is Material to the Company. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the knowledge of the Company, the MTM Stockholders and the Stockholder, the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, may be made by any party thereto (other than by the Company), nor has the Company waived any rights thereunder, except as accurately described in SCHEDULE 4.22(a).

              (b) Except as accurately disclosed in SCHEDULE 4.22(b) or contemplated hereby or by any other Transaction Document to which the Company or the Stockholder is a party: (i) neither the Company nor the Stockholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor the Stockholder knows of any condition or state of facts, including the consummation of the Merger, which would justify the exercise of such a right; and (ii) neither the Company nor the Stockholder currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

       Section 4.23. CAPITAL EXPENDITURES. The Company has not currently budgeted any amounts for capital expenditures to be incurred by the Company during the balance of the Company's current and next ensuing fiscal years.

       Section 4.24. INSURANCE. Except as accurately set forth in SCHEDULE 4.24: (a) the Company has provided Purchaser with: (i) a list of all insurance policies carried by the Company; (ii) an accurate list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (iii) true, complete and correct copies of all insurance policies carried by the Company which are in effect, all of which have been issued by insurers of recognized responsibility and currently are, and will remain without interruption through the IPO Closing Date (or will be renewed or replaced with comparable coverage), in full force and effect; (b) no insurance carried by the Company has been canceled by the insurer during the past five years, and the Company has never been denied coverage; and (c) neither the Company nor the Stockholder has received any notice or other communication from any issuer of any listed insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company, the MTM Stockholders and the Stockholder, no such increase in deductibles, retainages or premiums is threatened.

       Section 4.25.  EMPLOYEE MATTERS.

              (a) CASH COMPENSATION. SCHEDULE 4.25(a) accurately lists the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all key employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors and key consultants and independent contractors of the Company.

              (b) EMPLOYMENT AGREEMENTS. SCHEDULE 4.25(b) accurately lists all Employment Agreements remaining executory in whole or in part on the date hereof, complete and correct copies of all of which have been provided to Purchaser by the Company. The Company is not a party to any oral Employment Agreement which is a term agreement.

              (c) OTHER COMPENSATION PLANS. SCHEDULE 4.25(c) accurately lists all Other Compensation Plans either remaining executory at the date of this Agreement or to later become effective. The Company has provided Purchaser with a true, correct and complete copy of each of the listed Other Compensation Plans that is in writing and an accurate description of each of the listed Other Compensation Plans that is not written. Except as accurately set forth in SCHEDULE 4.25(c), each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company without liability to it, except as to benefits accrued thereunder prior to amendment or termination.

              (d)     ERISA BENEFIT PLANS.   SCHEDULE 4.25(d) accurately
       (i) lists each ERISA Pension Benefit Plan (A) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date of this Agreement were, in whole or in part, the responsibility of the Company, or respecting which the Company is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "COMPANY ERISA PENSION PLAN"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA AFFILIATE PENSION PLAN"), and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Company (each plan described in this clause (C) and each Company ERISA Pension Plan being a "COMPANY ERISA BENEFIT PLAN"),
       (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated, and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided Purchaser with true, complete and correct copies of (i) each Company ERISA Benefit
       Plan and ERISA Affiliate Pension Plan, (ii) each trust agreement related thereto, and (iii) all amendments to all such plans and trust agreements. Except as accurately set forth in SCHEDULE 4.25(d), (i) the Company is not, nor at any time during the six-year period ended on the date of this Agreement was not, a member of any ERISA Group that currently includes, or included when the Company was a member, among its members any Person other than the Company, and (ii) no Person is an ERISA Affiliate of the Company.

              (e) EMPLOYEE POLICIES AND PROCEDURES. SCHEDULE 4.25(e) accurately lists all Employee Policies and Procedures. The Company has provided Purchaser with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures the continuance or discontinuance of which could reasonably be expected to have a Material Adverse Effect.

              (f)     UNWRITTEN AMENDMENTS.  Except as accurately described in
       SCHEDULE 4.25(f), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

              (g) LABOR COMPLIANCE. The Company has been and is in compliance in all material respects with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as accurately set forth in SCHEDULE 4.25(g), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, threatened against the Company before any Governmental Authority (nor, to the knowledge of the Company, the MTM Stockholders and the Stockholder, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, the MTM Stockholders and the Stockholder, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the knowledge of the Company, the MTM Stockholders and the Stockholder, does any valid basis therefor exist).

              (h) UNIONS. Neither the Company nor any ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as accurately set forth in SCHEDULE 4.25(h), to the knowledge of the Company, the MTM Stockholders and the Stockholder, none of the employees of the

       Company have threatened to organize or join a union, labor organization or collective bargaining unit.

              (i) NO ALIENS. All employees of the Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

              (j) CHANGE OF CONTROL BENEFITS. Except as accurately set forth in SCHEDULE 4.25(j), the Company is not a party to any agreement, and has not established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

              (k)     RETIREES.   The Company does not have any obligation or
       commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except (i) as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code, the applicable parallel provisions of ERISA and any applicable state law,
       (ii) continuation of benefits in the event of disability, and
       (iii) conversion privileges provided under any insured Company ERISA Employee Benefit Plans.

       Section 4.26.  COMPLIANCE WITH ERISA, ETC.

              (a) COMPLIANCE. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "PLAN") (i) is in substantial compliance with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

              (b) QUALIFICATION. All Plans that are intended to qualify under Section 401(a) of the Code (the "QUALIFIED PLANS") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Company has provided Purchaser with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

              (c)     NO PROHIBITED TRANSACTIONS, ETC.  None of the
       Stockholder, the MTM Stockholders, any Plan or the Company has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist under which the Company could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan maintained or contributed to by the Company or any of its ERISA Affiliates. Further:

                      (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

                      (ii)  no Termination Event has occurred;

                      (iii) no Reportable Event has occurred with respect
              to any Plan which was not properly reported;

                      (iv) the valuation of assets of any Qualified Plan, as of the Effective Time, will equal or exceed the actuarial present value of all "BENEFIT LIABILITIES" (within the meaning of Section 40001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

                      (v) with respect to Plans qualifying as "GROUP HEALTH PLANS" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company, the MTM Stockholders and the Stockholder have complied in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and the Company has not incurred (or will not incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any MTM Stockholder or the Stockholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time directly or indirectly against the Company, the Stockholder, any MTM Stockholder, the Surviving Corporation or Purchaser with respect to any of those group health plans;

                      (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

                      (vii) the Company has not incurred liability under
              Section 4062 of ERISA.

              (d) MULTIEMPLOYER PLANS. Except as set forth in SCHEDULE 4.26(d), the Company and no ERISA Affiliate, is not or at any time during the six-year period ended on the date of this Agreement was not obligated to contribute to a Multiemployer Plan. The Company and no ERISA Affiliate of any of them, has not made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

              (e)     CLAIMS AND LITIGATION.  Except as accurately set forth in
       SCHEDULE 4.26(d), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, the Stockholder and the MTM Stockholders, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

              (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Company of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

              (g) VEBA WELFARE TRUST. Any trust funding a Plan which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding the Plan's exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect its exempt status.

       Section 4.27.  TAXES.

              (a) Each of the following representations and warranties in this Section 4.27 is qualified to the extent set forth in SCHEDULE 4.27.

              (b) All Returns required to be filed with respect to any Tax for which the Company is liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of the Company for all Taxes for which the Company is liable, but the payment of which is not yet due. The Company is not and never has been, liable for any Tax payable by reason of the income or property of a Person other than the Company. The Company has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company except Liens for Taxes which are not yet due. The Company is not, and never has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the knowledge of the Company, the MTM Stockholders or the Stockholder, threatened, and no basis which the Company, the MTM Stockholders or the Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company is or may be liable has been granted to any Taxing Authority. The Company is not and never has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing
       Authority. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment Taxes.

              (c) Neither the Company nor the Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

              (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. No asset of the Company is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of this type. No accounting method changes of the Company exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

              (e) The Stockholder made an effective, valid and binding election to treat the Company as a qualified subchapter S subsidiary pursuant to Section 1361 of the Code effective January 1, 1998 and has, or caused to have been, maintained the Company's status as a qualified subchapter S subsidiary without lapse or interruption from the date of said election until the date hereof. The Stockholder (i) made an effective, valid and binding S election pursuant to Section 1362 of the Code effective January 1, 1998, and (ii) maintained its status as an S Corporation pursuant to Section 1361 of the Code without lapse or interruption from the date of said election until the date hereof.

       Section 4.28.  GOVERNMENT CONTRACTS.  Except as accurately set forth in
SCHEDULE 4.28, the Company is not a party to any governmental contract subject to price redetermination or renegotiation.

       Section 4.29. ABSENCE OF CHANGE. Since the Current Balance Sheet Date, except as accurately set forth in SCHEDULE 4.29, none of the following has occurred with respect to the Company:

              (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions affecting the economy industry generally, which has caused, is causing or could reasonably be expected to cause a Material Adverse Effect on the Company;

              (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

              (c)     any Restricted Payment;

              (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the MTM Stockholders or their respective Immediate Family Members) at the times and in the amounts consistent with its past practice;

              (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

              (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Company, other than distributions, sales or transfers in the ordinary course of this business and consistent with its past practices to Persons other than to the Stockholder, the MTM Stockholders and their respective Immediate Family Members and Affiliates;

              (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of the Stockholder or any Related Person or Affiliate thereof except for adjustments to bills in the course of good faith disputes with customers in a manner consistent with past practice that do exceed $10,000 in the aggregate;

              (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

              (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business or not consistent with its past practices;

              (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Company;

              (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices and which involves in excess of $25,000;

              (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

              (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person, other than a Permitted Investment;

              (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company in excess of $25,000, or commitments by the Company to make capital expenditures totaling in excess of $25,000; or

              (o) any cancellation or termination of a Material Agreement of the Company.

       Section 4.30. BANK RELATIONS; POWERS OF ATTORNEY. SCHEDULE 4.30 accurately lists and identifies:

              (a) the name of each financial institution in which the Company has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

              (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

              (c) the name of each Person holding a general or special power of attorney from the Company and a description of the terms of each such power.

       Section 4.31. NO BROKERS. The Company and the Stockholders have not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, employed any broker, finder or agent, or agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

       Section 4.32. COUNSEL. The Company, the Stockholder and each MTM Stockholder have been represented by attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of Counsel for Purchaser and Merger Sub with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential Tax consequences, hereof and thereof on Purchaser, the Company, the Stockholder and such MTM Stockholder, except the opinion of Counsel for Purchaser and Merger Sub to be delivered pursuant to Section 7.3(ii)(B).

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES
                             OF PURCHASER AND MERGER SUB

       Purchaser and Merger Sub jointly and severally represent and warrant to the Company and the Stockholder that all the following representations and warranties in this Article V are true and correct:

       Section 5.1. MERGER SUB. (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) no Derivative Securities of Merger Sub are outstanding, and
(c) Merger Sub has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger.

       Section 5.2. ORGANIZATION; POWER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Purchaser and Merger Sub has all requisite corporate power and authority under the laws of this Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. Merger Sub has not engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

       Section 5.3. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS.

              (a) The execution, delivery and performance by each of Purchaser and Merger Sub of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

              (b) This Agreement has been, and each of the other Transaction Documents to which either of Purchaser or Merger Sub is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificate of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

              (c) The execution, delivery and performance in accordance with their respective terms by each of Purchaser and Merger Sub of the Transaction Documents to which it is a party do not and will not
       (i) violate, breach or constitute a default under (A) the Charter Documents of Purchaser or Merger Sub, (B) any Governmental Requirement applicable to Purchaser or Merger Sub or (C) any Material Agreement of Purchaser or Merger Sub, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of Purchaser or Merger Sub or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require Purchaser or Merger Sub to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of Purchaser or Merger Sub (or upon any revenues, income or profits of either Purchaser or Merger Sub therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by Purchaser or Merger Sub at the date of this Agreement and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

              (d) Except for (i) the filing of the Certificate of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and a registration statement on Form 8-A with respect to the registration of the Purchaser Common Stock under the Exchange Act and the SEC order declaring those registration statements effective under the Securities Act and the Exchange Act, respectively, and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by Purchaser or Merger Sub for the execution, delivery or performance by Purchaser or Merger Sub of the Transaction Documents to which it is a party, the enforcement against Purchaser or Merger Sub, as the case may be, of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

       Section 5.4. CHARTER DOCUMENTS. Purchaser has delivered to the Company true, complete and correct copies of the Charter Documents of each of Purchaser and Merger Sub. No breach or violation of any Charter Document of either Purchaser or Merger Sub has occurred and is continuing.

       Section 5.5.   CAPITAL STOCK OF PURCHASER AND MERGER SUB.

              (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of Purchaser will be comprised of (A) 25,000,000 shares of Purchaser Common Stock and (B) 3,000,000 shares of preferred stock, $.0001 par value per share, (ii) before giving effect to the Merger and the merger transactions contemplated by the Other Agreements,
       (A) the number of shares of Purchaser Common Stock then issued and outstanding, will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the Purchaser preferred stock then will be issued or outstanding, and
       (C) Purchaser will have authorized and reserved for issuance, pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of Purchaser Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

              (b) The authorized Capital Stock of Merger Sub is comprised of 1,000 shares of Merger Sub Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by Purchaser.

              (c)     All shares of Purchaser Common Stock and Merger Sub
       Common Stock outstanding immediately prior to the Effective Time, and all shares of Purchaser Common Stock and Purchaser Preferred Stock to be issued pursuant to Section 2.4, when issued, will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents, and will be fully paid and nonassessable. None of the shares of Purchaser Stock to be issued pursuant to
       Section 2.4 will, when issued, have been issued in breach or violation of
       (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any of its Derivative Securities then outstanding.

       Section 5.6.   SUBSIDIARIES.  Immediately prior to the IPO Closing Date,
(a) Purchaser will have no Subsidiaries other than as described in the Private Placement Memorandum, (b) Merger Sub will have no Subsidiaries, and (c) neither Purchaser nor Merger Sub will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.6 as a Subsidiary of Purchaser (in the case of Purchaser) or any Entity (in the case of Merger Sub).

       Section 5.7. LIABILITIES. Except as disclosed in the Private Placement Memorandum, neither Purchaser nor Merger Sub has any material liabilities of any kind other than those incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby, including the IPO.

       Section 5.8. COMPLIANCE WITH LAWS; NO LITIGATION. Each of Purchaser and Merger Sub is in compliance with all Governmental Requirements applicable to it, and no Litigation is pending or, to the knowledge of Purchaser, threatened to which Purchaser or Merger Sub is or may become a party which questions or involves the validity or enforceability of any obligation of Purchaser or Merger Sub under any Transaction Document, or which seeks (or reasonably may be expected to seek) (a) to prevent or delay consummation by Purchaser or Merger Sub of the transactions contemplated by this Agreement to be consummated by Purchaser or Merger Sub, as the case may be, or (b) Damages from Purchaser or Merger Sub in connection with any such consummation.

       Section 5.9. NO BROKERS. Neither Purchaser nor Merger Sub has directly or indirectly, in connection with this Agreement or the transactions contemplated hereby, employed any broker, finder or agent, or agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation, other than fees payable to Benchmark Equity Group, Inc. as disclosed in the Private Placement Memorandum or the Registration Statement.

       Section 5.10. PRIVATE PLACEMENT MEMORANDUM. At the date hereof, the Private Placement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Company) and the historical information contained therein respecting the Company and the Stockholder, to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

       Section 5.11. REGISTRATION AND OTHER RIGHTS. Except as set forth in the Private Placement Memorandum or the Registration Statement, at the Effective Time Purchaser will have no (a) commitment to any Person to cause securities of Purchaser to be registered under the Securities Act or the securities laws of any state, (b) outstanding Derivative Securities, or (c) outstanding agreements or commitments of any character committing Purchaser to issue or acquire shares of its Capital Stock or Derivative Securities.

       Section 5.12. COUNSEL. Purchaser and Merger Sub have been represented by attorneys, accountants and other counsel of their own choosing, and have not relied in any way on any statements, advice or opinion, whether written or oral, of Counsel for the Company, the Stockholder and the MTM Stockholders, with respect to this Agreement, the transactions contemplated hereby and any actual or potential consequences, including any actual or potential Tax consequences, hereof and thereof on Purchaser and Merger Sub, except the opinion of Counsel for the Company, the Stockholder and the MTM Stockholders to be delivered pursuant to Section 7.4(a)(ii)(B).

                                      ARTICLE VI

                      COVENANTS EXTENDING TO THE EFFECTIVE TIME

       Section 6.1.   ACCESS AND COOPERATION; DUE DILIGENCE.

              (a) From the date of this Agreement until the IPO Closing Date, the Company, for the benefit of Purchaser and each Other Founding Company, will (i) afford to the Representatives of Purchaser and each Other Founding Company reasonable access to all the key employees, sites, properties, books and records of the Company, (ii) provide Purchaser with such additional financial and operating data and other information relating to the business and properties of the Company as Purchaser or any Other Founding Company may from time to time reasonably request, and
       (iii) cooperate with Purchaser and each Other Founding Company and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Purchaser and Merger Sub agree, for the benefit of the Company, the Stockholder and the MTM Stockholders, that they will treat all Confidential Information of the Company, the Stockholder and each MTM Stockholder obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 12.1. In addition, Purchaser will cause each Other Founding Company to enter into a provision identical to this Section 6.1 to require each Other Founding Company to (i) provide to the Company such information relating to such Other Founding Company as the Company may reasonably request in relation to the transactions contemplated by this Agreement and the Other Agreements and (ii) keep confidential any Confidential Information respecting the Company obtained by that Other Founding Company.

              (b) Each of the Company, the Stockholder and the MTM Stockholders will use its best efforts to secure, as soon as practicable after the execution of this Agreement, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

              (c) From the date hereof until the IPO Closing Date, Purchaser and Merger Sub will (i) afford to the Representatives of the Company, the Stockholder and the MTM Stockholders access to all sites, properties, books and records of Purchaser and Merger Sub, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of Purchaser and Merger Sub as the Company, the Stockholder or any MTM Stockholder may from time to time reasonably request, and (iii) cooperate with the Company, the Stockholder and the MTM Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents. Each MTM Stockholder, the Stockholder and the Company agree, for the benefit of Purchaser and each Other Founding Company, that they will treat all Confidential Information of Purchaser,

       Merger Sub and the Other Founding Companies obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of
       Section 12.1.

              (d)     If this Agreement is terminated pursuant to Section 11.1,
       (i) Purchaser promptly will return all written Confidential Information of the Company, the Stockholder and each MTM Stockholder it then possesses to the Company, and (ii) the Company, the Stockholder and each MTM Stockholder promptly will return all written Confidential Information of Purchaser, Merger Sub and the Other Founding Companies it then possesses to Purchaser.

       Section 6.2. CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement until the Effective Time, the Company will, except as and only to the extent set forth in SCHEDULE 6.2:

              (a) carry on its businesses in substantially the same manner as it has before, and not introduce any material new method of management, operation or accounting;

              (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

              (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

              (d) keep in full force and effect, without interruption, all its present insurance policies or other comparable insurance coverage;

              (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees, and (iii) maintain its relationships with suppliers, subcontractors, customers and others having business relations with it;

              (f)     comply with all applicable Governmental Requirements; and

              (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness (except the Allowable New Indebtedness) or lease instruments or agreements involving amounts over $5,000 in any case or $25,000 in the aggregate, except for Service Contracts with Company customers for providing long distance service in accordance with current practice, without the prior written consent of Purchaser (which consent will not be unreasonably withheld).

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       Section 6.3.   PROHIBITED ACTIVITIES.  From the date of this Agreement
until the Effective Time, without the prior written consent of Purchaser (which will not be unreasonably withheld) or unless as required or expressly permitted by this Agreement, the Company will not:

              (a)     make any change in its Charter Documents;

              (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

              (c) make any Restricted Payment, other than as provided in this Section 6.3 and except for distributions or dividends of cash by the Company to the Stockholder which, including the proceeds of the Allowable New Indebtedness, in the aggregate do not exceed $6,500,000 and which do not cause the Working Capital to be less than the Minimum Working Capital Amount on the Closing Date;

              (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

              (e) enter into any contract or commitment (other than a Services Contract with a Company customer for providing long distance service in accordance with current practice) or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

              (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of the Company or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the MTM Stockholders or their Immediate Family Members), and bonuses to the MTM Stockholders (in their capacities as employees of the Company) as a result of the current calendar year performance of the Company, at the times and in the amounts consistent with its past practice, which bonuses do not cause the Working Capital to be less than the Minimum Working Capital Amount;

              (g) create or assume any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 and necessary or desirable for the conduct of the business of the Company;

              (h) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures, or take any discretionary action, or omit to take any contractually required action, if that action or omission could either (i) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (ii) increase the liabilities or obligations under any such plan;

              (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased Property, Plant or Equipment otherwise than in the ordinary course of its business and consistent with its past practice;

              (j) negotiate for the acquisition of any business or the start-up of any new business;

              (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

              (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

              (m) commit a material breach of or amend materially or terminate any Material Agreement of the Company or any of its Governmental Approvals;

              (n) enter into any other transaction (i) outside the ordinary course of its business and not consistent with its past practice or
       (ii) prohibited hereby; or

              (o) settle, or pay any amounts in settlement of, any Litigation; provided that the Company may pay Agreed Settlement Costs if the aggregate Recent Operating Costs at the time of payment thereof are positive and the payment of such Agreed Settlement Costs will not cause such aggregate Recent Operating Profits to be negative.

       Section 6.4.   NO SHOP: RELEASE OF DIRECTORS.

              (a) Each of the Company, the Stockholder and the MTM Stockholders agrees that, from the date of this Agreement until the Effective Time, neither the Company, the Stockholder nor such MTM Stockholder, nor any of their respective officers and directors shall, and the Company, the Stockholder and each MTM Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholder or the MTM Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or the Stockholder (any such proposal or offer being herein called an "ACQUISITION PROPOSAL") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, any Other

       Founding Company or Purchaser to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company, the Stockholder and each MTM Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons previously conducted with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.4(a) of the obligations undertaken in this Section 6.4(a); and (ii) notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company, the Stockholder or any MTM Stockholder.

              (b) Each of the Company, the Stockholder and the MTM Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company, the Stockholder or the MTM Stockholders to require the Company's directors, in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section 6.4 and
       (ii) releases each such person from any and all liability he might otherwise have to the Company, the Stockholder or any MTM Stockholders but for this release.

       Section 6.5.   NOTIFICATION OF CERTAIN MATTERS.  The Stockholder, the
MTM Stockholders and the Company shall give prompt notice to Purchaser of
(a) the existence or occurrence of each condition or state of facts which becomes known to them and which will or reasonably could be expected to cause any representation or warranty of the Company, the Stockholder or any MTM Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of the Stockholder, any MTM Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder. Purchaser shall give prompt notice to the Company of
(a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of Purchaser or Merger Sub contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of Purchaser or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.5 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 6.6,
(b) modify the conditions set forth in Article VII or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

       Section 6.6. SUPPLEMENTAL INFORMATION. Each of the Company, the Stockholder and the MTM Stockholders agrees that, with respect to its representations and warranties contained in this Agreement, it will have the continuing obligation until the Closing to provide Purchaser promptly with such additional supplemental Information (collectively, the "SUPPLEMENTAL INFORMATION"), in the form of (a) amendments to then existing Schedules or
(b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the

Company, the Stockholder or any MTM Stockholder, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of Purchaser and Merger Sub which are specified in Sections 7.4(a)(i) and 7.4(b)(ii) have been satisfied, and not for any purpose under
Article IX, the Schedules as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules as of the date hereof as amended or supplemented by the Supplemental Information provided to Purchaser prior to the Closing pursuant to this Section 6.6; PROVIDED, HOWEVER, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Company which was not reflected in the determination of the Merger Consideration or, in the judgment of Purchaser (which shall be conclusive for purposes of this Section 6.6 and Article XI, but not for any purpose of Article IX), (b) are having or will have a Material Adverse Effect on the Company or the Surviving Corporation, as the case may be, Purchaser will be entitled to terminate this Agreement pursuant to Section 11.1(a)(iv) and treat as Purchaser Indemnified Losses for all purposes of Article IX (which treatment will not prejudice the right of the Stockholder or any MTM Stockholder under Article IX to contest Damage Claims made by Purchaser in respect of those Purchaser Indemnified Losses) all Damages to the Company or the Surviving Corporation which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information; and PROVIDED FURTHER, HOWEVER, that if the circumstances, conditions, events or states of facts disclosed in the Supplemental Information and having or judged to have in the future such a Material Adverse Effect (A) have not resulted from a breach by the Company, the Stockholder or the MTM Stockholders of any of their covenants set forth in Article VI or elsewhere in this Agreement and (B) do not indicate that any representation or warranty of the MTM Stockholders, the Stockholder and the Company made in Articles III and IV shall have been untrue or inaccurate at the date of this Agreement, then Purchaser shall only be entitled to terminate this Agreement pursuant to
Section 11.1(a)(iv), and shall not be entitled to treat as Purchaser Indemnified Losses any such Damages to the Company or the Surviving Corporation. Purchaser will provide the Company with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

       Section 6.7. COOPERATION IN CONNECTION WITH THE IPO. The Company, the Stockholder and the MTM Stockholders will (a) provide Purchaser and the Underwriter with all the Information concerning the Company, the Stockholder or any of the MTM Stockholders which is reasonably requested by Purchaser and the Underwriter from time to time in connection with effecting the IPO and
(b) cooperate with Purchaser and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company, the Stockholder and each MTM Stockholder agree promptly to (a) advise Purchaser if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company, the Stockholder or the MTM Stockholders becomes incorrect or incomplete in any material respect and (b) provide Purchaser with the information needed to correct or complete that information.

       Section 6.8. HSR ACT MATTERS. If Purchaser shall determine that filings under the HSR Act are necessary or appropriate in connection with the effectuation of the Merger or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.2(b).

                                     ARTICLE VII

                THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

       Section 7.1. THE CLOSING AND CERTAIN CONDITIONS. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the DGCL, (A) the execution of a Certificate of Merger meeting the requirements of DGCL and providing that the Merger will become effective on the IPO Closing Date and
(B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.5, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this
Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as Purchaser shall specify by written notice to the Company. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.5. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.2, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 11.1 (b)(i).

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

       Section 7.2.   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

              (a) The obligation of each Party to take the actions contemplated to be taken by that Party at the Closing is subject to the satisfaction or waiver of each of the following conditions on or before the date of the Closing:

                      (i) NO LITIGATION. No Litigation shall be pending on the date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Purchaser or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                      (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificate of Merger) required to be obtained by any of the Company, Purchaser and Merger Sub in connection with the consummation of the Merger and the IPO shall have been obtained; and

                      (iii) THE REGISTRATION STATEMENT.  (A) The Registration
              Statement shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; (C) the Underwriter shall have agreed in writing (the "UNDERWRITING AGREEMENT," which term includes the related pricing agreement, if any) to purchase from Purchaser on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of Purchaser Common Stock covered by the Registration Statement; and (D) neither the Registration Statement nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

              (b) The obligation of each Party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

                      (i) NO LITIGATION. No Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from Purchaser or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                      (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by the Company (including, without limitation, the Governmental Approvals shown on SCHEDULE 4.3 for which consents are required), Purchaser and

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

              Merger Sub in connection with the consummation of the Merger and the IPO shall have been obtained;

                      (iii) REGISTRATION STATEMENT AND FINAL PROSPECTUS.
              Neither the Registration Statement, in its form at the Effective Time, nor the Final Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made; and

                      (iv) REGISTRATION RIGHTS AGREEMENT. The Stockholder and the Purchaser shall have entered into the Registration Rights Agreement in the form of EXHIBIT 7.2 hereto.

       Section 7.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, THE STOCKHOLDER AND THE MTM STOCKHOLDERS. The obligations of the Company, the Stockholder and each MTM Stockholder with respect to actions to be taken by them at or before the Closing and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself, the Stockholder and each MTM Stockholder pursuant to Section 12.5 on or before the date of the Closing of, in addition to the conditions specified in
Section 7.2(a) or 7.2(b), as applicable, all the following conditions:

                      (i) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of Purchaser and Merger Sub in
              Article V shall be true and correct in all material respects as of the Closing as though made at that time;

                      (ii) DELIVERY OF DOCUMENTS. Purchaser shall have delivered to the Company, with copies for each Stockholder:

                            (A) a Purchaser officer's certificate respecting the representations and warranties of Purchaser and Merger Sub in Article V and compliance with the covenants of Purchaser and Merger Sub in Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                            (B) opinions dated the IPO Closing Date and addressed to the Company and the Stockholder from Counsel for Purchaser and Merger Sub substantially in the form thereof attached as exhibits hereto;

                            (C)    a certificate of the secretary or any
                      assistant secretary of Purchaser in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which there shall be attached, (a) the Charter Documents of Purchaser and Merger Sub (certified by the Secretary of State of the State of Delaware); (b) the resolutions of the boards of directors of Purchaser and Merger Sub respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the Purchaser and Merger Sub officers who execute the Transaction Documents on behalf of Purchaser and Merger Sub, respectively; (d) a specimen certificate evidencing shares of Purchaser Common Stock and a specimen certificate evidencing shares of Purchaser Preferred Stock; (e) the prospectus included in the Registration Statement when it became effective; and
                      (f) a facsimile copy of the Underwriting Agreement as executed and delivered by Purchaser and the Underwriter; and

                            (D) a certificate, dated as of a Current Date, duly issued by the Secretary of State of the State of Delaware, showing Purchaser to be in good standing and authorized to do business in that State.

       Section 7.4.   CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND MERGER
       SUB.

              (a) The obligations of Purchaser and Merger Sub with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing of, in addition to the conditions specified in Section 7.2 (a) and Section 7.2(b), all the following conditions:

                      (i) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholder, each MTM Stockholder and the Company in Articles III and IV shall be true and correct in all material respects as of the Closing as though made at that time;

                      (ii) DELIVERY OF DOCUMENTS. The Stockholder, the MTM Stockholders and the Company shall have delivered to Purchaser:

                            (A) a Company officer's certificate, signed by a Responsible Officer of the Company, a Stockholder officer's certificate, signed by a Responsible Officer of the Stockholder, and a certificate from each MTM Stockholder, signed by such MTM Stockholder, in each case respecting the representations and warranties of the Stockholder, such MTM Stockholder and the Company in Articles III and IV and compliance with the covenants of the Stockholder, such MTM Stockholder and the Company in
                      Article VI and in the form thereof attached as an exhibit to the Closing Memorandum;

                            (B) opinions dated the IPO Closing Date and addressed to Purchaser from Counsel for the Company, the Stockholder and the MTM Stockholders substantially in the form thereof attached as exhibits hereto;

                            (C)    a certificate of the secretary or any
                      assistant secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Company;
                      (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                            (D)    from the Stockholder and each MTM
                      Stockholder, a General Release duly executed and delivered by the Stockholder or that MTM Stockholder; and

                            (E) for the Company, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by Purchaser, in each other jurisdiction listed for it in
                      SCHEDULE 4.2 showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid;

                      (iii) TERMINATION OF PLAN.  The Company shall have
              terminated the AXCES, Inc. 401(k) Plan; and

                      (iv) WORKING CAPITAL. The Working Capital shall not be less than the Minimum Working Capital Amount.

              (b) The obligations of Purchaser and Merger Sub with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 7.02(b), if any, and (ii) the condition that all the representations and warranties of the Stockholder, the MTM Stockholders and the Company in Articles III and IV shall be true and correct in all material respects as of the IPO Closing Date as though made on that date.

                                     ARTICLE VIII

                        COVENANTS FOLLOWING THE EFFECTIVE TIME

       Section 8.1. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of SCHEDULE 11.5, each Party (other than the Company) will comply with the following covenants.

              (a) DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, the Stockholder becomes aware of any fact or circumstance which would change a representation or warranty of the Company or the Stockholder in this Agreement or would affect any document delivered pursuant hereto in any material respect, Stockholder will promptly give notice of that fact or circumstance to Purchaser.

              (b) PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying Sections and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

       Section 8.2. TAX LIABILITY. Following the Closing Date, the Surviving Corporation shall, and Purchaser shall cause the Surviving Corporation to, pay to the Stockholder and the MTM Stockholders the amount of the Tax Liability and the reasonable fees and actual expenses of and disbursements by ("TAX EXPERT COSTS") attorneys, accountants, financial advisors or other consultants engaged to provide advice, documentation or representation relating to methods to decrease or defer any Tax Liability ("TAX EXPERTS"), not to exceed in the aggregate $1,600,000 for the Tax Liability and the Tax Expert Costs. Such payments shall be payable on written demand, not to exceed in the aggregate $400,000 in any calendar quarter, which written demand, with respect to any amounts in excess of $800,000 in the aggregate, shall be accompanied and supported by (a) documentation of corporate or personal estimated income tax deposits, (b) signed corporate or personal income tax returns or extension requests, or (c) documentation of Tax Expert Costs reasonably acceptable to Purchaser. If the amount of the Tax Liability plus the Tax Expert Costs exceeds $1,600,000 in the aggregate (such excess amount being "EXCESS TAX OBLIGATIONS"), the Stockholder and the MTM Stockholders, severally with respect to each other but jointly and severally with the Stockholder, shall assume and be liable to pay the Excess Tax Obligations. If at any time while the Surviving Corporation is obligated to pay any amounts to the Stockholder or any MTM Stockholder pursuant to this Section 8.2 Purchaser's Tax Liability Reserve Amount is less than the excess, if any, of (y) $1,600,000 over (z) the total Tax Liability and Tax Expert Costs previously paid to the Stockholder and the MTM Stockholders by the Surviving Corporation, the Stockholder shall have the option to require that Purchaser obtain a letter of credit from a commercial bank or other financial institution reasonably acceptable to the Stockholder in the amount of such deficiency and which may be drawn on by the Stockholder in the event the Company fails to pay timely any Tax Liability or Deferred

Tax Expert Costs for which it is liable hereunder. Notwithstanding any provision herein to the contrary, in no event shall the Surviving Corporation or the Purchaser (i) be liable for any federal or state income tax due on income reportable for tax purposes and attributable to operations of the Company prior to January 1, 1999 ("PRIOR TAX LIABILITY"), or (ii) be obligated to take any position, including on any tax return or otherwise, based on any Tax Expert advice or opinion not satisfactory to the Purchaser in its sole, absolute and unfettered discretion.

                                      ARTICLE IX

                                   INDEMNIFICATION

       Section 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing and the Effective Time notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to Section 6.6, provided that (a) the representations and warranties of the Stockholder and the MTM Stockholders in this Agreement and in any certificate delivered pursuant hereto will survive for a period of two years from the Effective Time; and
(b) the representations and warranties of Purchaser, Merger Sub and the Company in this Agreement and in any certificate delivered pursuant hereto will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.1, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by the termination and expiration.

       Section 9.2.   INDEMNIFICATION OF PURCHASER INDEMNIFIED PARTIES.

              (a) Subject to the applicable provisions of Sections 9.1 and 9.6, the Stockholder and each MTM Stockholder, jointly and severally, except that, with respect to the indemnity in clause (v) below, each MTM Stockholder shall be joint and several with the Stockholder and several among themselves as to such MTM Stockholder's proportionate part of any Excess Tax Obligations and any Prior Tax Liability, covenants and agrees that it will indemnify each Purchaser Indemnified Party against, and hold each Purchaser Indemnified Party harmless from and in respect of, all Damages that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholder or the Company set forth herein or in certificates delivered in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholder or the Company under this Agreement, (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement of a material fact relating to the Stockholder and the Company,

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       or either of them, which is (1) provided to Purchaser or its counsel by the Company or the Stockholder and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to the Stockholder and the Company, or either of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by the Company or the Stockholder, (iv) the litigation, claims and other matters described on SCHEDULE 4.12 (except to the extent such Damages constitute fees of, expenses of and disbursements, by attorneys, consultants, experts or other Representatives and Litigation costs), or
       (v) the amount of any Excess Tax Obligations and any Prior Tax Liability (each such Damage Claim and each Damage Claim described in Section 9.02(b) being a "PURCHASER INDEMNIFIED LOSS").

              (b) Subject to the applicable provisions of Sections 9.1 and 9.6, each MTM Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each Purchaser Indemnified Party against, and hold each Purchaser Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that MTM Stockholder herein or in any certificates delivered in connection herewith, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that MTM Stockholder under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that MTM Stockholder which is (1) provided to Purchaser or its counsel by that MTM Stockholder and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating solely to that MTM Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to Purchaser or its counsel by that MTM Stockholder.

       Section 9.3. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. Purchaser covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims (that arise from, are based on or relate or otherwise are attributable to (i) any breach by Purchaser or Merger Sub of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of Purchaser or Merger Sub under this Agreement (each such Damage Claim being a "STOCKHOLDER INDEMNIFIED LOSS"); (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Purchaser, Merger Sub or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or

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any amendment thereof or supplement thereto, or (B) any omission or alleged omission to state therein a material fact relating to Purchaser, Merger Sub or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iv) the Tax Liability plus the Tax Liability Costs to the extent that the amount thereof does not exceed $1,600,000 in the aggregate.

       Section 9.4.   CONDITIONS OF INDEMNIFICATION.

              (a) All claims for indemnification under this Agreement shall be asserted and resolved as provided in this Section 9.4.

              (b) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall promptly (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("THIRD PARTY CLAIM") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("CLAIM NOTICE") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to the claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.2, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of the claim. Within 15 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to the Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to the Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

              (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to the Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of the Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or

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       otherwise restrict in any way, any Indemnified Party or any Affiliate of
       any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the reasonable discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party if found liable hereunder, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.4(c) and will bear its own costs and expenses with respect to its participation; PROVIDED, HOWEVER, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of the action on behalf of the Indemnified Party.

              (d)     If the Indemnifying Party (i) within the Election Period
       (A) disputes its potential liability to the Indemnified Party under this
       Article IX, (B) elects not to defend the Indemnified Party pursuant to
       Section 9.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
       Section 9.4(c) or (ii) elects to defend the Indemnified Party pursuant to
       Section 9.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable and appropriate costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.4(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

              (e) If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable

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       detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of the claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party
       hereunder.   If the Indemnifying Party has timely disputed the claim, as provided above, the dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of the dispute is given.

              (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.4(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Any payments owing by a Stockholder Indemnifying Party under this Article IX may, at such Stockholder Indemnifying Party's sole option, be paid either in cash or by surrendering a number of shares of Purchaser Preferred Stock that would be convertible into a number of shares of Purchaser Common Stock, and if all of the Purchaser Indemnifying Party's Purchaser Preferred Stock has been surrendered, a number of shares of Purchaser Common Stock, equal to the amount obtained by dividing the amount of the payment by the Current Market Price; provided that if such Stockholder Indemnifying Party elects to pay such obligation by surrendering shares of Purchaser Common Stock and/or Purchaser Preferred Stock and the aggregate Current Market Price of all of such Stockholder Indemnifying Party's shares is less than its liability, the surrender to the Indemnified Party by such Stockholder Indemnifying Party of all of its Purchaser Common Stock and Purchaser Preferred Stock shall constitute complete satisfaction of all of its indemnity obligations under this Agreement.

       Section 9.5. REMEDIES EXCLUSIVE. Except as otherwise expressly provided in this Agreement, the remedies provided in this Article IX are the exclusive remedies available to one party against the other, either at law or in equity, in respect of any matter indemnified against in this Article IX.

       Section 9.6.   LIMITATIONS ON INDEMNIFICATION.

              (a) Notwithstanding the provisions of Section 9.2(a), neither the MTM Stockholders nor the Stockholder shall be required to indemnify or hold harmless any of the Purchaser Indemnified Parties on account of any Purchaser Indemnified Loss under Section 9.2(a) unless the liability of the MTM Stockholders and the Stockholder in respect of that Purchaser Indemnified Loss, when aggregated with the liability of the MTM Stockholders and the Stockholders in respect of all Purchaser Indemnified Losses under Section 9.2(a), exceeds, and only to the extent the aggregate amount of all those Purchaser Indemnified Losses does exceed, the Threshold Amount; provided that for purposes of the indemnity obligation pursuant to Section 9.2(a)(iv), the Threshold Amount shall be increased by the excess of any Recent Operating Profits over Agreed Settlement Costs. In no event shall (i) the aggregate joint and

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       several liability of the MTM Stockholders and the Stockholder under this
       Agreement, including Sections 9.2(a) and 9.2(b), exceed the Ceiling Amount or (ii) the aggregate liability of any MTM Stockholder under this Agreement, including Sections 9.2(a) and 9.2(b), exceed the sum of $2,000,000. The foregoing limitations in this Section 9.6(a) shall not apply to the indemnity obligations of the Purchaser and the MTM Stockholders with respect to any Excess Tax Obligations or Prior Tax Liability.

              (b) Notwithstanding the provisions of Section 9.3, Purchaser shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of the Stockholder Indemnified Loss unless the liability of Purchaser in respect of that Stockholder Indemnified Loss, when aggregated with the liability of Purchaser in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount, other than for a failure to deliver the Merger Consideration (but then only to the extent of the undelivered Merger Consideration) and with respect to its agreement to cause the Surviving Corporation to pay, and its indemnity obligations relating to, Tax Liability and Tax Expert Costs. In no event shall Purchaser be liable under this Agreement, including Section 9.3, (i) for any amount in excess of the Ceiling Amount, other than for a failure to deliver the Merger Consideration (but then only to the extent of the undelivered Merger Consideration), (ii) for any amount of Tax Liability plus Tax Expert Costs in excess of (A) $1,600,000 in the aggregate, or (B) $400,000 in any calendar quarter, or (iii) for any Prior Tax Liability.

                                      ARTICLE X

                              LIMITATIONS ON COMPETITION

       Section 10.1. PROHIBITED ACTIVITIES. The Stockholder and each MTM Stockholder agrees that it will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for its own account or on behalf of or together with any other Person:

              (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in competition with the Company, Purchaser or any Subsidiary of Purchaser (Purchaser and its Subsidiaries collectively being called "Purchaser" for purposes of this Article X) within any territory surrounding any office or facility (each a "FACILITY") in which the Company was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

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              (b)     call on any natural Person who is at that time employed
       by the Company or Purchaser with the purpose or intent of attracting that person from the employ of the Company or Purchaser, provided that the Stockholder and the MTM Stockholders may call on and hire any of their respective Immediate Family Members;

              (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company or Purchaser within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company or Purchaser within the Territory and (ii) with the knowledge of the customer relationship; or

              (d) call on any Purchaser Acquisition Candidate, with the knowledge of that Person's status as an Purchaser Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than Purchaser.

Notwithstanding the foregoing, the Stockholder and the MTM Stockholders may own and hold as a passive investment up to 5% in the aggregate of a class of the outstanding Capital Stock of a competing Entity business if that class of Capital Stock is publicly traded.

       Section 10.2. DAMAGES. Because of the difficulty of measuring economic losses to Purchaser as a result of any breach by the Stockholder or any MTM Stockholder of its covenants in Section 10.1, and because of the immediate and irreparable damage that could be caused to Purchaser for which it would have no other adequate remedy, the Stockholder and each MTM Stockholder agrees that Purchaser may enforce the provisions of Section 10.1 by injunctions and restraining orders against the Stockholder and each MTM Stockholder if it breaches any of those provisions.

       Section 10.3. REASONABLE RESTRAINT. The Parties each agree that Sections 10.1 and 10.2 impose a reasonable restraint on the Stockholder and each MTM Stockholder in light of the activities and business of Purchaser on the date hereof, the current business plans of Purchaser and the investment by the Stockholder and each MTM Stockholder in Purchaser as a result of the Merger.

       Section 10.4. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.1 are unreasonable as applied to the Stockholder or any MTM Stockholder, the Parties acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to the Stockholder or such MTM Stockholder.

       Section 10.5. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Stockholder against Purchaser,

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whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.1 shall be computed in the case of the Stockholder and each MTM Stockholder by excluding from that computation any time during which the Stockholder or such MTM Stockholder is in violation of any provision of Section 10.1. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

       Section 10.6. MATERIALITY. The Company, each MTM Stockholder and the Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                      ARTICLE XI

                                     TERMINATION

       Section 11.1.  TERMINATION OF THIS AGREEMENT.

              (a) This Agreement may be terminated at any time prior to the Closing solely:

                      (i) by the mutual written consent of Purchaser and the Company;

                      (ii) by the Stockholder or the Company, on the one hand, or by Purchaser, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1999, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholder and the Company, either of them or any MTM Stockholder) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                      (iii) by the Stockholder or the Company, on the one
              hand, or by Purchaser, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholder and the Company, either of them or any MTM Stockholder) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                      (iv) by Purchaser if it is entitled to do so as provided in Section 6.6;

              (b) This Agreement may be terminated after the Closing solely:

                      (i) by Purchaser or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

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                      (ii)  automatically and without action on the part of any
              party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

              (c) If this Agreement is terminated pursuant to this Section 11.1, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 11.1 after the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, but before the IPO has been consummated, Purchaser will take all actions that Counsel for the Company and the Stockholders advises Purchaser are required by the applicable laws of the State of Delaware to rescind the Merger.

       Section 11.2. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 12.7, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.

                                     ARTICLE XII

                                  GENERAL PROVISIONS

       Section 12.1.  TREATMENT OF CONFIDENTIAL INFORMATION.

              (a) (i) Each of the Company, each MTM Stockholder and the Stockholder, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company, the Other Founding Companies and their Subsidiaries and Purchaser and its Subsidiaries. Each of the Company, each MTM Stockholder and the Stockholder, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of Purchaser will not disclose such Confidential Information to any Person except
       (a) Representatives of Purchaser (on a need to know basis), (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 12.1; and provided, further, that Confidential Information shall not include
       (i) such information which becomes known to the public generally through no fault of the Stockholder or such MTM Stockholder, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholder or such MTM Stockholder shall, if possible, give prior written notice thereof to Purchaser and provide Purchaser with the opportunity to contest such disclosure, or (iii) information the disclosure of which the disclosing party reasonably believes is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Stockholder or any MTM Stockholder of the provisions of this Section 12.1 with respect to any Confidential Information, Purchaser shall be entitled to an injunction restraining the

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       Stockholder or such MTM Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

                      (ii) Each of Purchaser and Merger Sub, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company, the Stockholder and each MTM Stockholder. Each of Purchaser and Merger Sub, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of the Stockholder will not disclose such Confidential Information to any Person except (a) Representatives of Purchaser or Merger Sub (on a need to know basis), (b) its own Representatives, provided that these Representatives (other than counsel, accountants and underwriters) agree to the confidentiality provisions of this Section 12.1; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of the Purchaser or Merger Sub
       (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), Purchaser or Merger Sub shall, if possible, give prior written notice thereof to the Stockholder and provide the Stockholder with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Purchaser and Merger Sub of the provisions of this
       Section 12.1 with respect to any Confidential Information, the Stockholder shall be entitled to an injunction restraining the Purchaser or Merger Sub from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting the Stockholder from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of Purchaser and Merger Sub, and the rights and remedies of the Stockholder and each MTM Stockholder, under Section 6.1(a) and this Section 12.1(a)(ii) shall terminate with respect to Confidential Information of the Company on the IPO Closing Date.

              (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 12.1(a), and because of the immediate and irreparable damage that would be caused to the nonbreaching Party for which it would have no other adequate remedy each Party agrees that the nonbreaching Party may enforce the provisions of Section 12.1(a) by injunctions and restraining orders against each of Party who breaches any of those provisions.

              (c) The obligations of the parties under this Section 12.1 shall survive the termination of this Agreement.

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       Section 12.2.  RESTRICTIONS ON TRANSFERS OF PURCHASER COMMON STOCK.

              (a) During the two-year period following the IPO Closing Date (the "RESTRICTED PERIOD"), the Stockholder will not voluntarily:
       (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of Purchaser Common Stock and Purchaser Preferred Stock (and shares of Purchaser Common Stock issued on conversion thereof, if any) received by the Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of Purchaser Common Stock and Purchaser Preferred Stock (and shares of Purchaser Common Stock issued on conversion thereof, if any), in whole or in part, and Purchaser will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or
       (ii) engage in any transaction, whether or not with respect to any shares of Purchaser Common Stock and Purchaser Preferred Stock (and shares of Purchaser Common Stock issued on conversion thereof, if any) or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Purchaser Common Stock and Purchaser Preferred Stock (and shares of Purchaser Common Stock issued on conversion thereof, if any) acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that if the average closing price of the Purchaser Common Stock (as reported by the principal exchange or market upon which the Purchaser Common Stock is then listed) for the ten trading day period prior to (i) the end of the twelfth month following the IPO Closing Date,
       (ii) the end of the fifteenth month following the IPO Closing Date, (iii) the end of the eighteenth month following the IPO Closing Date, or (iv) the end of the twenty-first month following the IPO Closing Date, each such ten trading day period a "Measurement Period," is greater than or equal to $17 per share, then (i) ten percent, (ii) an additional twenty percent, (iii) an additional thirty percent or (iv) an additional forty percent, respectively, of Purchaser Common Stock and shares of Purchaser Common Stock actually issued upon conversion of Purchaser Preferred Stock, if any, received by Stockholder in the Merger shall irrevocably be released from the restrictions of this Section 12.2(a) following the applicable Measurement Period; and, PROVIDED, FURTHER, that this Section
       12.2 shall not restrict any transfer of Purchaser Common Stock and Purchaser Preferred Stock (and shares of Purchaser Common Stock issued on conversion thereof, if any) acquired by the Stockholder pursuant to
       Section 2.4 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 12.1 and this Section
       12.2. The certificates evidencing the Purchaser Common Stock delivered to the Stockholder pursuant to Section 2.5 and upon conversion of the Purchaser Preferred Stock and the Purchaser Preferred Stock will bear a legend substantially in the form set forth below and containing such other information as Purchaser may deem necessary or appropriate:

              EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT

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

              BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE ___-MONTH PERIOD ENDING ON ________ (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

              (b) The Stockholder (i) acknowledges that the shares of Purchaser Common Stock to be delivered to it pursuant to Section 2.4 and upon conversion of the Purchaser Preferred Stock and the shares of Purchaser Preferred Stock (A) have not been and, subject to the Stockholder's rights under the Registration Rights Agreement, will not be registered under the Securities Act and therefore may not be resold by it without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of Purchaser Common Stock and Purchaser Preferred Stock, and (ii) covenants that none of the shares of Purchaser Common Stock issued to it pursuant to SCHEDULE 2.4 or upon conversion of the Purchaser Preferred Stock or the shares of Purchaser Preferred Stock will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of Purchaser Common Stock issued pursuant to SCHEDULE 2.4 and, subject to the Stockholder's rights under the Registration Agreement, upon conversion of the Purchaser Preferred Stock and the shares of Purchaser Preferred Stock will bear the following legend in addition to the legend prescribed by
       Section 12.2(a):

              THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

       In addition, certificates evidencing shares of Purchaser Common Stock issued to the Stockholder pursuant to SCHEDULE 2.4 and upon conversion of the Purchaser Preferred and the shares of Purchaser Preferred Stock will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 12.2(a).

       Section 12.3. BROKERS AND AGENTS. The Stockholder and each MTM Stockholder jointly and severally represents and warrants to Purchaser that neither the Stockholder, such MTM Stockholder nor the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree,

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

without regard to the Threshold Amount limitations set forth in Article IX, to indemnify Purchaser against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company. The Purchaser and Merger Sub each jointly and severally represents and warrants to Purchaser and each MTM Stockholder that neither Purchaser nor Merger Sub has directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby, other than fees payable to Benchmark Equity Group, Inc. as disclosed in the Private Placement Memorandum or the Registration Statement, and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify the Stockholder and each MTM Stockholder against all Damage Claims arising out of claims for any and all fees and commissions of brokers similar agents employed or promised payment by the Purchaser or Merger Sub.

       Section 12.4. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in
Section 6.4(b), in Article IX, or as otherwise provided expressly herein or therein.

       Section 12.5. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Stockholder, each MTM Stockholder, the Company and Purchaser. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

       Section 12.6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

       Section 12.7. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) Purchaser will pay the fees, expenses and disbursements of Purchaser and Merger Sub and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by Purchaser and Merger Sub under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any reasonable fees, expenses and disbursements of Counsel for the Company and the Stockholder incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, and (c) the Stockholder will pay from its funds, and not from funds of the Company all sales, use, transfer and other similar taxes and fees (collectively,

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

"TRANSFER TAXES") incurred in connection with the transactions contemplated hereby. The Stockholder will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, the Stockholder acknowledges that it, and not the Company, Purchaser or the Surviving Corporation, will pay all Taxes due upon receipt of the Merger Consideration payable to the Stockholder pursuant to Article II.

       Section 12.8. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                      (1)   if to Purchaser or Merger Sub, addressed to it at:

                            OmniLynx Communications Corporation
                            700 Gemini St.
                            Houston, TX 77058
                            Attn.: Christopher Efird,
                                   Chief Executive Officer

              with copies (which shall not constitute notice for purposes of this Agreement) to:

                            Porter & Hedges, L.L.P.
                            700 Louisiana, 35th Floor
                            Houston, Texas 77002-2764
                            Attn:  Robert G. Reedy
                            Telephone:    (713) 226-0674
                            Telecopy No.: (713) 226-0274

                            Joseph Gregori
                            ARC Networks
                            1770 Motor Parkway, Suite 300
                            Hauppage, New York 11788
                            Telephone:    (516) 582-2222
                            Telecopy No.: (516) 582-1240

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

                      (2)   if to the Stockholder, addressed to it at:

                            MTM Holdings, Inc.
                            2748 Bingle
                            Houston, Texas 77055
                            Attn:  Michael Macaluso
                            Telecopy No.: (713) 464-7239

                      (3)   if to the Company, addressed to it at:

                            AXCES, Inc.
                            2500 Wilcrest, Suite 540
                            Houston, Texas 77042
                            Attn:  Michael Avignon
                            Telecopy No.: (713) 781-9396

              with copies (which shall not constitute notice for purposes of this Agreement) to:

                            Verner, Liipfert, Bernhard, McPherson and Hand, Chartered
                            1111 Bagby, Suite 4700
                            Houston, Texas 77002
                            Attn:  Steven A. Buxbaum
                            Telecopy No.: (713) 752-2199

                      (4) if to the MTM Stockholders, addressed to them at their respective addresses shown on the signature pages hereto.

       SECTION 12.9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

       Section 12.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

       Section 12.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

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       Section 12.12. REFORMATION AND SEVERABILITY.  If any provision of this
Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

       Section 12.13. RESPECTING THE IPO. Each of the Company, the MTM Stockholders and the Stockholder acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all;
(b) neither Purchaser or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholder, any MTM Stockholder or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that Purchaser will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1999) or
(ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholder and each MTM Stockholder to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to Purchaser or the IPO. The Underwriter shall have no obligation to any of the Company, any MTM Stockholder and the Stockholder with respect to any disclosure contained in the Registration Statement.

       Section 12.14. TERMINATION OF THE AXCES, INC. 401(k) PLAN. The Company hereby covenants and agrees to amend and terminate the AXCES, Inc. 401(k) Plan (the "DESIGNATED PLAN") prior to the Closing Date by adopting board resolutions and an agreement for amendment and termination of the Designated Plan and by requesting a determination letter from the IRS to the effect that the Designated Plan is a qualified plan under Section 401(a) of the Code upon its termination and that the trust used to fund the Designated Plan is tax exempt under Section 501(a) of the Code. After the effective date of termination of the Designated Plan, the Designated Plan shall be "frozen" pending distribution of its assets to participants and their beneficiaries. No persons who are not participants as of the termination date shall be eligible to participate in the Designated Plan or receive benefits thereunder, and no distributions shall be made by the Designated Plan except normal distributions in the ordinary course of business to or on behalf of employees who have separated service with the Company. As soon as administratively practicable following receipt of a favorable IRS determination letter, the trustee of the Designated Plan shall effectuate distributions of all remaining assets from the Designated Plan and, thereafter, it shall be liquidated. After liquidation of the Designated Plan, the Surviving Corporation agrees to file a final IRS form 5500 for the Plan with the IRS.

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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              OMNILYNX COMMUNICATIONS CORPORATION


                              By: /s/ Christopher H. Efird
                                 ------------------------------------------
                                   Christopher H. Efird,
                                   Chief Executive Officer


                              AXCES ACQUISITION INC.


                              By: /s/ Christopher H. Efird
                                 ------------------------------------------
                                   Christopher H. Efird,
                                   President



                              AXCES, INC.


                              By: /s/ Michael Avignon
                                 ------------------------------------------
                                   Michael Avignon
                                   Chairman and Chief Executive Officer



                              MTM HOLDINGS CORPORATION


                              By: /s/ Michael Macaluso
                                 ------------------------------------------
                                   Michael Macaluso
                                   President

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

                              "MTM STOCKHOLDERS"


                              /s/ Michael Avignon
                              ---------------------------------------------
                              Michael Avignon
                              12631 Broken Bough
                              Houston, Texas 77024


                              /s/ Timothy Till
                              ---------------------------------------------
                              Timothy Till
                              12511 Overcup
                              Houston, Texas 77024


                              /s/ Michael Macaluso
                              ---------------------------------------------
                              Michael Macaluso
                              37 Lana Lane
                              Houston, Texas 77027

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


                                  SCHEDULE 2.3


                    Directors:     Joe Gregori
                                   Michael Macaluso


                    Officers:      Joseph Gregori, President and Secretary


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

                                    SCHEDULE 2.4

                                MERGER CONSIDERATION


(1)  700,000 shares of Purchaser Common Stock; and

(2)  60,000 shares of Purchaser Preferred Stock.

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